  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 1997

                                                        FILE NO. 333-29333
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                             AMENDMENT NO. 1

                                    TO

                                 FORM S-4

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                               ---------------

                        ALLMERICA FINANCIAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     6331                    04-3263626
       (STATE OF              (PRIMARY STANDARD           (I.R.S. EMPLOYER
     INCORPORATION)               INDUSTRIAL            IDENTIFICATION NO.)
                             CLASSIFICATION CODE
                                   NUMBER)

                               ---------------

                              AFC CAPITAL TRUST I
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS DECLARATION)

              DELAWARE                                04-6828272
       (STATE OF ORGANIZATION)                     (I.R.S. EMPLOYER
                                                  IDENTIFICATION NO.)

                               ---------------

                              440 LINCOLN STREET
                        WORCESTER, MASSACHUSETTS 01653
                                (508) 855-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ---------------

                              JOHN F. KELLY, ESQ.
                              440 LINCOLN STREET
                        WORCESTER, MASSACHUSETTS 01653
                                (508) 855-1000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ---------------

                                WITH COPIES TO:

                            LAUREN I. NORTON, ESQ.
                                 ROPES & GRAY
                            ONE INTERNATIONAL PLACE
                          BOSTON, MASSACHUSETTS 02110
                                (617) 951-7000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

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


PROSPECTUS

                              AFC CAPITAL TRUST I

                             OFFER TO EXCHANGE ITS
                      8.207% SERIES B CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                      FOR ANY AND ALL OF ITS OUTSTANDING
                      8.207% SERIES A CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
              UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                        ALLMERICA FINANCIAL CORPORATION

                               ----------------

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 1, 1997 UNLESS EXTENDED.

                               ----------------

  AFC Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (the "Letter of Transmittal," which together with the Prospectus constitutes the "Exchange Offer"), to exchange up to $300,000,000 aggregate Liquidation Amount of its 8.207% Series B Capital Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8.207% Series A Capital Securities (the "Old Capital Securities"), of which $300,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, Allmerica Financial Corporation, a Delaware corporation (the "Company"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee in respect of the New Capital Securities (the "New Guarantee") and (ii) all of its 8.207% Series A Junior Subordinated Deferrable Interest Debentures due February 3, 2027 (the "Old Junior Subordinated Debentures") for a like aggregate principal amount of its 8.207% Series B Junior Subordinated Deferrable Interest Debentures due February 3, 2027 (the "New Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures have also been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."

  The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore

                                              (Continued on the following page)

                               ----------------

  This Prospectus and the Letter of Transmittal are first being mailed to all holders of Old Capital Securities on or about July 1, 1997.

                               ----------------

  SEE "RISK FACTORS" COMMENCING ON PAGE 16 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION
  PASSED   UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

              The date of this Prospectus is June 27, 1997.

(Continued from previous page)

generally will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not contain the $100,000 minimum principal amount transfer restriction and (v) the New Junior Subordinated Debentures will not provide for any liquidated damages thereon. See "Description of New Capital Securities," "Description of New Junior Subordinated Debentures" and "Description of Old Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under the Registration Rights Agreement dated as of February 3, 1997 (the "Registration Rights Agreement") among the Company, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration.

  The New Capital Securities and the Old Capital Securities (collectively, the "Capital Securities") represent undivided beneficial interests in the assets of the Trust. The Company is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities"). The Chase Manhattan Bank is the Property Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Junior Subordinated Debentures will mature on February 3, 2027 (the "Stated Maturity Date"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of New Capital Securities--Subordination of Common Securities."

  As used herein, (i) the "Indenture" means that Indenture, dated as of February 3, 1997, as amended and supplemented from time to time, between the Company and The Chase Manhattan Bank, as Debenture Trustee (the "Debenture Trustee"), (ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust among the Company, as Sponsor, The Chase Manhattan Bank, as Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware Trustee (the "Delaware Trustee"), the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), and the holders from time to time of the undivided beneficial interests in the assets of the Trust. In addition, as the context may require, unless otherwise expressly stated, (i) the term "Capital Securities" includes the Old Capital Securities and the New Capital Securities, (ii) the term "Trust Securities" includes the Capital Securities and the Common Securities, (iii) the term "Junior Subordinated Debentures" includes the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and (iv) the term "Guarantee" includes the Old Guarantee and the New Guarantee.

  Holders of New Capital Securities will be entitled to receive preferential cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures, accruing from February 3, 1997, and payable semi-annually in arrears on August 15 and February 15 of each year, commencing August 15, 1997, at the annual rate of 8.207% of the Liquidation Amount of $1,000 per New Capital Security ("Distributions"). The Company will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period), subject to the requirements set forth in the Indenture. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate) at the rate of 8.207% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount."

  Through the Guarantee, the guarantee agreement of the Company relating to the Common Securities (the "Common Guarantee"), the Declaration, the Junior Subordinated Debentures and the Indenture, taken together, the Company has guaranteed or will guarantee, as the case may be, fully, irrevocably and unconditionally, all of the Trust's obligations under the Trust Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee--Full and Unconditional Guarantee." The Old Guarantee and the Common Guarantee guarantees and the New Guarantee will guarantee, payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of New Securities--Description of New Guarantee." If the Company fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights in respect of such payment. See "Description of New Junior Subordinated Debentures--Enforcement of Certain Rights By Holders of New Capital Securities." The obligations of the Company under the Guarantee, the Common Guarantee and the Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of the Company to the extent and in the manner set forth in the Indenture and the Guarantees, respectively (as defined in "Description of New Securities--Description of New Junior Subordinated Debentures--Subordination"). In addition, because the Company is a holding company, the Junior Subordinated Debentures and the Guarantee effectively will be subordinated to all existing and future liabilities of the Company's subsidiaries.

  The Trust is making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the commission, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust for resale pursuant to Rule 144A under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities (other than pursuant to the Exchange Offer) unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, the Securities Act in connection with any resales of such New Capital Securities.

  Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust,
(ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (as defined herein) (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

  In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agents' Message (as defined herein), that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New

Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

  Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Company and the Trust that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Company and the Trust currently do not intend to apply for listing of the New Capital Securities on any securities exchange or for inclusion in the NASDAQ Stock Market, the electronic securities market operated by the National Association of Securities Dealers, Inc. ("NASDAQ").

  Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

  Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on August 1, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registration Rights Agreement. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after February 3, 1997. Accordingly, holders of New Capital Securities as of the record date for the payment of Distributions on August 15, 1997 will be entitled to receive Distributions accumulated from and including February 3, 1997.

  Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                               ----------------

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST FROM ALLMERICA FINANCIAL CORPORATION, 440 LINCOLN STREET, WORCESTER, MASSACHUSETTS 01653, ATTENTION: CHIEF FINANCIAL OFFICER, TELEPHONE NUMBER (508) 855-1000. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JULY 25, 1997.

                               ----------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ----------------

  NOTICE TO NEW HAMPSHIRE RESIDENTS: NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT, ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                               ----------------

  FOR NORTH CAROLINA INVESTORS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER PASSED ON THE ADEQUACY OF THIS PROSPECTUS.

                               TABLE OF CONTENTS

Available Information.....................................................    7
Incorporation of Certain Documents by Reference...........................    8
Summary...................................................................    9
Risk Factors..............................................................   16
The Company...............................................................   21
Use of Proceeds...........................................................   25
Consolidated Ratio of Earnings to Fixed Charges...........................   25
Capitalization............................................................   26
Selected Consolidated Financial Data of the Company.......................   27
Unaudited Pro Forma Condensed Consolidated Financial Information..........   30
Unaudited Pro Forma Condensed Consolidated Statement of Income Three
 Months Ended March 31, 1997..............................................   31
Unaudited Pro Forma Condensed Consolidated Statement of Income Year Ended
 December 31, 1996........................................................   32
The Trust.................................................................   37
The Exchange Offer........................................................   37
Description of New Capital Securities.....................................   46
Description of New Junior Subordinated Debentures.........................   56
Description of New Guarantee..............................................   65
Description of Old Securities.............................................   68
Relationship Among the New Capital Securities, the New Junior Subordinated
 Debentures and the New Guarantee.........................................   69
Certain Federal Income Tax Considerations.................................   70
ERISA Considerations......................................................   73
Plan of Distribution......................................................   74
Legal Matters.............................................................   75
Experts...................................................................   75

                               ----------------

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering Analysis and Retrieval System. The Web site can be accessed at http://www.sec.gov. In addition, similar information concerning the Company can be inspected at NYSE, 20 Broad Street, New York, New York 10005.

  No separate financial statements of the Trust have been included herein. The Company does not consider that such financial statements would be material to holders of the Capital Securities because (i) all of the voting securities of the Trust are and will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in Junior Subordinated Debentures issued by the Company, and
(iii) the Company's obligations described herein to provide certain indemnities in respect of, and be responsible for, certain costs, expenses, debts and liabilities of the Trust under the Indenture and any supplemental indenture thereto and pursuant to the Declaration, the

Guarantee, the New Junior Subordinated Debentures purchased by the Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Capital Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee." In addition, the Company does not expect that the Trust will file reports, proxy statements or other information under the Exchange Act with the Commission.

  This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Trust and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents previously or simultaneously filed by the Company with the Securities and Exchange Commission (the "Commission") (File No. 1-13754) are incorporated herein by reference:

  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

  (b) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1996;

  (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997; and

  (d) The Company's Current Reports on Form 8-K dated February 5, 1997, February 19, 1997, and April 15, 1997.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Prospectus and prior to the termination of the offering made hereby shall be incorporated by reference into this Prospectus and shall be deemed to be a part of this Prospectus from the date of filing of such documents. See "Available Information." Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in this Prospectus or any supplement thereto or in any other subsequently filed incorporated document, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Company will provide, upon written or oral request, without charge, to each person to whom a copy of this Prospectus has been delivered, a copy of any or all of the documents which have been or may be incorporated in this Prospectus by reference, other than certain exhibits to such documents. Requests for such copies should be directed to: Allmerica Financial Corporation, 440 Lincoln Street, Worcester, Massachusetts 01653 Attention: Chief Financial Officer.

                                    SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus.

                                  THE COMPANY

  The Company is the holding company for a diversified group of insurance and financial services companies with total assets, as of March 31, 1997 of $19.6 billion. The Company, through its subsidiaries, operates in two fundamental areas: retirement and asset management and risk management. The Company's retirement and asset management segments offer annuities, variable life insurance, full-service retirement savings products and investment management services to retail and institutional clients. The Company's risk management segments underwrite personal and commercial property and casualty insurance in five major lines of business: personal automobile, homeowners, commercial automobile, workers compensation and commercial multiple peril.

  The Company is a Delaware corporation incorporated in 1995. Its executive offices are located at 440 Lincoln Street, Worcester, Massachusetts 01653 (telephone number (508) 855-1000).

                                   THE TRUST

  The Trust is a statutory business trust formed under Delaware law pursuant to
(i) the Declaration executed by the Company, as Sponsor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee and the individual Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on January 24, 1997. The Trust's business and affairs are conducted by the Issuer Trustees: the Property Trustee, the Delaware Trustee and the three individual Administrative Trustees who are employees or officers of or affiliated with the Company. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Company and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures are and will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities are and will be owned by the Company.

                              RECENT DEVELOPMENTS

  The Company expects to consummate the merger (the "Merger") of its wholly owned subsidiary APY Acquisition, Inc. ("Merger Sub") with and into Allmerica Property & Casualty Companies, Inc. ("Allmerica P&C") on or about July 16, 1997. The Company currently owns, through its wholly owned subsidiaries, approximately 60% of the outstanding common stock of Allmerica P&C. As a result of the Merger, Allmerica P&C will become a wholly owned subsidiary of the Company. The Company is pursuing the Merger in order to, among other things,
(i) increase the proportion of its earnings from Allmerica P&C's property and casualty operations, which are a key element of the Company's future operations and strategy, (ii) create a simplified corporate structure for the Company, allowing it greater efficiency and flexibility in its utilization of capital and (iii) provide the Company with certain administrative cost savings. See "The Company--Recent Developments."

                               THE EXCHANGE OFFER

The Exchange Offer..........
                              Up to $300,000,000 aggregate Liquidation Amount of New Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. The Company and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer--Procedures for Tendering Old Capital Securities."

Expiration Date.............
                              5:00 p.m., New York City time, on August 1, 1997, unless the Exchange Offer is extended by the Company or the Trust (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer--Terms of the Exchange Offer."

Conditions to the Exchange    The Exchange Offer is subject to certain
 Offer......................  conditions, which may be waived by the Company and the Trust in their sole discretion. The
                              Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital
                              Securities being tendered. See "The Exchange
                              Offer--Conditions to the Exchange Offer."

Terms of the Exchange         The Company and the Trust reserve the right in
 Offer......................  their sole and absolute discretion, subject to applicable law, at any time and from time to time, to (i) delay the acceptance of the Old
                              Capital Securities for exchange, (ii) terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital
                              Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights...........  Tenders of Old Capital Securities may be
                              withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering
 Old Capital Securities.....
                              Tendering holders of Old Capital Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer, including an Agent's Message in lieu of a Letter of Transmittal. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer-- Procedures for Tendering Old Capital Securities."

                              Letters of Transmittal and certificates
                              representing Old Capital Securities should not be sent to the Company or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of New Capital        The Company and the Trust are making the Exchange
 Securities.................  Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New
                              Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New
                              Capital Securities. However, any holder of Old
                              Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital
                              Securities from the Trust for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital
                              Securities acquired for its own account as a result of market-marking or other trading activities and exchanges such Old Capital
                              Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

                              Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent in the Letter of Transmittal or by transmission of an Agent's Message that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business,
                              (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer--Resales of New Capital Securities," the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

Exchange Agent..............  The exchange agent with respect to the Exchange
                              Offer is The Chase Manhattan Bank (the "Exchange Agent"). The applicable addresses, and telephone and facsimile numbers, of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds.............  Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. See "Use of Proceeds."

Certain United States
 Federal Income Tax
 Considerations; ERISA
 Considerations.............
                              Holders of Old Capital Securities should review the information set forth under "Certain Federal Income Tax Considerations" and "ERISA Considerations" prior to tendering Old Capital Securities in the Exchange Offer.

                             NEW CAPITAL SECURITIES

Securities Offered..........  Up to $300,000,000 aggregate Liquidation Amount of the New Capital Securities which have been registered under the Securities Act (Liquidation Amount $1,000) per New Capital Security). The New Capital Securities will be issued, and the Old Capital Securities were issued, under the Declaration. The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of New Capital Securities--Voting Rights; Amendment of the Declaration." The terms of the New Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and will not be subject to the $100,000 minimum Liquidation Amount transfer restriction and certain other transfer restrictions applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer--Purpose of the Exchange Offer," "Description of New Capital Securities" and "Description of Old Securities."

Distribution Dates..........  February 15 and August 15 of each year, commencing August 15, 1997.

Extension Periods...........  So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, Distributions on the New Capital Trust Securities may be deferred for the duration of any Extension Period elected by the Company with respect to the payment of interest on the New Junior Subordinated Debentures. No Extension Period will exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity Date. See "Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount."

Ranking.....................  The New Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Old Capital Securities and the Common Securities except as described under "Description of New Capital Securities--Subordination of Common Securities." The New Junior Subordinated Debentures will rank pari passu with the Old Junior Subordinated Debentures, and all other junior subordinated debentures issued by the Company (the "Other Debentures") and sold to other trusts established or to be established by the Company, in each case similar to the Trust (the "Other Trusts"), and will be unsecured and subordinate and rank junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "Description of New Junior Subordinated Debentures." The New Guarantee will rank pari passu with the Old Guarantee and all other guarantees issued by the Company with respect to capital securities issued or to be issued by Other Trusts (the "Other Guarantees") and will constitute an unsecured obligation of the Company and will be subordinate and rank junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Guarantee Agreement. See "Description of New Guarantee."

Redemption..................  The New Capital Securities will be subject to mandatory redemption in a Like Amount, in whole but not in part, (i) on the Stated Maturity Date upon repayment of the New Junior Subordinated Debentures and (ii) at any time before the Stated Maturity Date contemporaneously with the optional prepayment of the New Junior Subordinated Debentures by the Company upon the occurrence and continuation of a Special Event, in each case at the applicable Redemption Price. See "Description of New Capital Securities--Redemption."

Voting Rights...............  Holders of New Capital Securities will have limited voting rights and, so long as no Debenture Event of Default has occurred and is continuing, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of New Capital Securities--Voting Rights."

Ratings.....................  The New Capital Securities are expected to be rated "a2" by Moody's Investors Service, Inc. and "BBB+" by Standard and Poors Rating Services. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

Absence of Market for New
 Capital Securities.........
                              The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, the initial purchasers of the Old Capital Securities (the "Initial Purchasers"), have informed the Trust and the Company that they currently intend to make a market in the Capital Securities, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Trust and the Company do not intend to apply for listing of the Capital Securities on any securities exchange or for inclusion in NASDAQ. See "Plan of Distribution."

Use of Proceeds.............  Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. See "Use of Proceeds."

Risk Factors................  Prospective investors should carefully consider the matters set forth under "Risk Factors."

                                 RISK FACTORS

  Prospective purchasers of Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE NEW GUARANTEE AND THE NEW JUNIOR SUBORDINATED DEBENTURES

  The obligations of the Company under the New Guarantee and under the New Junior Subordinated Debentures will be unsecured and subordinate and rank junior in right of payment to all present and future Senior Indebtedness of the Company to the extent and in the manner set forth in the Indenture and the New Guarantee, respectively. No payment may be made of the principal of, or premium, if any, or interest on the New Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the New Junior Subordinated Debentures, at any time when (i) there shall have occurred and be continuing a default in any payment in respect of any Senior Indebtedness, or there has been an acceleration of the maturity thereof because of a default or (ii) in the event of the acceleration of the maturity of the New Junior Subordinated Debentures until payment has been made on all Senior Indebtedness. As of March 31, 1997, Senior Indebtedness obligations of the Company aggregated approximately $199.5 million. There are no terms in the New Capital Securities, the New Junior Subordinated Debentures or the New Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness which ranks senior to the Junior Subordinated Debentures and the Guarantee. See "Description of New Guarantee--Status of New Guarantee" and "Description of New Securities--Description of New Junior Subordinated Debentures--Subordination."

HOLDING COMPANY STRUCTURE; STRUCTURAL SUBORDINATION AND LEVERAGE

  The Trust's ability to make distributions and other payments on the New Capital Securities is solely dependent upon the Company's making interest and other payments on the New Junior Subordinated Debentures. The Company is a holding company and its assets consist almost entirely of investments in its subsidiaries. In addition, because the Company is a holding company, the New Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of the Company's subsidiaries. A substantial portion of the consolidated liabilities have been incurred by its subsidiaries. Therefore, the Company's rights and the rights of its creditors, including holders of New Junior Subordinated Debentures, to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization will be subject to prior claims of the subsidiary's creditors, including trade creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary (in which case the claims of the Company would still be subject to the prior claims of any secured creditor of such subsidiary and of any holder of indebtedness of such subsidiary that is senior to that held by the Company). Accordingly, the holders of New Junior Subordinated Debentures may be effectively subordinated to such claims. At March 31, 1997, the subsidiaries of the Company had total liabilities of approximately $16.6 billion.

  The Company's ability to service its indebtedness, including the New Junior Subordinated Debentures, and to perform under the New Guarantee, is dependent upon the earnings of the Company's subsidiaries and the distribution or other payment of such earnings to the Company in the form of dividends, loans or advances, and repayment of loans and advances from the Company. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the New Junior Subordinated Debentures or the New Guarantee or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends or the making of loans and advances to the Company by its subsidiaries are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

  In addition, payments of dividends to the Company or its affiliates by the Company's subsidiaries are subject to various insurance statutory and regulatory restrictions. The payment of dividends to the Company by its wholly-owned subsidiary First Allmerica Financial Life Insurance Company, a Massachusetts insurance company ("FAFLIC"), is subject to general limitations imposed by Massachusetts insurance laws. Such laws require that statutory surplus following any dividend or distribution be reasonable in relation to FAFLIC's outstanding liabilities and adequate to meet its financial needs and permits the payment of dividends only out of statutory earned (unassigned) surplus unless the payment out of other funds is approved by the Massachusetts Commissioner of Insurance (the "Commissioner"). Additionally, notice to the Commissioner must be given prior to the payment of any dividend or distribution. In addition, without prior notice to and approval of the Commissioner, FAFLIC may not declare or pay an extraordinary dividend, which is defined as any dividend or distribution of cash or other property whose fair market value together with other dividends or distributions made within the preceding 12 months exceeds the greater of FAFLIC's statutory net gain from operations of the preceding calendar year or 10% of statutory surplus as of the preceding December 31. FAFLIC could have paid up to approximately $144.9 million in dividends in 1996 without being subject to the restrictions on payment of extraordinary dividends.

  The Company currently owns, through its wholly-owned subsidiaries, including FAFLIC, 100% of the outstanding stock of The Hanover Insurance Company, a New Hampshire insurance company ("Hanover"). Dividend payments from Hanover are regulated by the insurance laws of New Hampshire, which provide that the maximum dividends and other distributions that an insurer may pay in any twelve-month period, without prior 30-day notice to and approval of the New Hampshire Commissioner of Insurance (the "New Hampshire Commissioner"), is limited to 10% of its statutory policyholders' surplus as of the preceding December 31. Additionally, New Hampshire law requires 15-day prior notice of any dividend. In December 1996, Hanover authorized a dividend of $80 million. On January 2, 1997, Hanover authorized, and on January 9, 1997, the New Hampshire Commissioner approved, an extraordinary dividend of $120 million. Any additional dividends from Hanover in 1997 would also be considered extraordinary dividends and would require the approval of the New Hampshire Commissioner.

  The Indenture does not contain provisions that afford holders of the New Junior Subordinated Debentures protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving the Company that may adversely affect such holders. See "Description of New Junior Subordinated Debentures--General."

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSIDERATIONS

  So long as no Debenture Event of Default shall have occurred and be continuing, the Company shall have the right under the Indenture to defer payments of interest on the New Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such deferral, semi-annual Distributions on the Trust Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate Distributions thereon at the rate of 8.207% per annum, compounded semi-annually) from the relevant payment date for such Distributions during any such Extension Period.

  The Company may extend any existing Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the expiration of any Extension Period and the payment of all interest then accrued and unpaid on the New Junior Subordinated Debentures (together with interest thereon at the annual rate of 8.207%, compounded semi-annually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of New Capital Securities--Distributions" and "Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Period."

  Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of New Capital Securities will be required to accrue income (as original issue discount ("OID"), in respect of the deferred stated interest allocable to its New Capital Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of record of New Capital Securities. As a result, each such holder of New Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its New Capital Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the New Junior Subordinated Debentures. However, should the Company determine to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its New Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its New Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the New Capital Securities (which represent an undivided beneficial interest in the New Junior Subordinated Debentures) may be more volatile than other securities on which OID accrues that do not have such rights. See "Certain States Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sales of New Capital Securities."

PROPOSED TAX LEGISLATION

  On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. However, no similar provision was contained in Chairman Archer's Mark submitted to the Committee on Ways and Means on June 9, 1997. Even if the proposed legislation were enacted in its current form, it would not be expected to apply to the New Junior Subordinated Debentures since the proposed effective date for this provision is the date of first committee action. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the New Junior Subordinated Debentures, resulting in a Tax Event. The occurrence of a Tax Event may result in the redemption of the New Junior Subordinated Debentures for cash, in which event the holders of the New Capital Securities would receive cash in redemption of their New Capital Securities. See "Description of New Capital Securities--Redemption" and "Description of New Junior Subordinated Debentures--Special Event Prepayment." See also "Certain Federal Income Tax Consequences--Proposed Tax Legislation."

REDEMPTION OR DISTRIBUTION

  Upon the occurrence and continuation of a Special Event (including a Tax Event or an Investment Company Event, in each case, as defined under "Description of New Junior Subordinated Debentures--Special Event Prepayment"), the Company will have the right to prepay the New Junior Subordinated Debentures in whole (but not in part) at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Capital Securities at the Special Event Redemption Price. See "Description of New Capital Securities-- Redemption" and "--Liquidation of the Trust and Distribution of the Junior Subordinated Debentures."

  The Company will have the right at any time to terminate the Trust and cause the New Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. Under current United States federal income tax law, a distribution of New Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the New Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities. Moreover, upon the occurrence of a Special Event, a dissolution of the Trust in which holders of Capital Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Considerations--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

  There can be no assurance as to the market prices for the New Capital Securities or the New Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the New Capital Securities or the New Junior Subordinated Debentures may trade at a discount to the price that the investor paid to purchase the New Capital Securities offered hereby. Because holders of New Capital Securities may receive New Junior Subordinated Debentures, prospective purchasers of New Capital Securities are also making an investment decision with regard to the New Junior Subordinated Debentures and should carefully review all the information regarding the New Junior Subordinated Debentures contained herein. See "Description of New Capital Securities-- Redemption," "--Distribution of the Junior Subordinated Debentures" and "Description of New Junior Subordinated Debentures."

RIGHTS UNDER THE NEW GUARANTEE

  The Chase Manhattan Bank will act as Guarantee Trustee and will hold the New Guarantee for the benefit of the holders of New Capital Securities. The Chase Manhattan Bank will also act as Property Trustee under the Declaration and as Debenture Trustee under the Indenture. Chase Manhattan Bank Delaware will act as Delaware Trustee under the Declaration. The New Guarantee will guarantee to the holders of New Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions that are required to be paid on the New Capital Securities, to the extent the Trust has funds on hand legally available therefor, (ii) the Redemption Price, including all accumulated and unpaid Distributions with respect to New Capital Securities called for redemption by the Trust, to the extent the Trust has funds on hand legally available therefor, and (iii) upon a voluntary or involuntary termination and liquidation of the Trust (other than in connection with the distribution of New Junior Subordinated Debentures to the holders of New Capital Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Capital Securities to the date of the payment, to the extent the Trust has funds on hand legally available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the New Capital Securities in liquidation of the Trust. Subject to certain limited exceptions, the holders of a majority in liquidation amount of New Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the New Guarantee. Notwithstanding the foregoing, if the Guarantee Trustee fails to enforce the New Guarantee, any holder of New Capital Securities may institute a legal proceeding directly against the Company to enforce such holders' rights under the New Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the New Junior Subordinated Debentures or otherwise, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the New Capital Securities or otherwise, and, in such event, holders of the New Capital Securities would not be able to rely upon the New Guarantee for payment of such amounts. Instead, holders of the New Capital Securities would rely on the enforcement (1) by the Property Trustee (as defined in "The Trust" herein) of its rights as registered holder of the New Junior Subordinated Debentures against the Company pursuant to the terms of the New Junior Subordinated Debentures or (2) by such holder of its right against the Company to enforce payments on the New Junior Subordinated Debentures. See "Description of New Guarantee" and "Description of New Junior Subordinated Debentures." The New Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Junior Subordinated Debentures. The Declaration provides that each holder of Capital Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

LIMITED VOTING RIGHTS

  Holders of New Capital Securities will have limited voting rights and, so long as no Debenture Event of Default has occurred and is continuing, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Trustees (as defined herein), which voting rights are vested exclusively in the holder of the Common Securities. See "Description of New Capital Securities--Voting Rights."

TRADING PRICE

  The New Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying New Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the New Junior Subordinated Debentures are treated as issued with OID) and who disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the New Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its pro rata share of the underlying New Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

  The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected.

  The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of New Capital Securities--Voting Rights; Amendment of the Declaration."

  The Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed with the Commission by July 3, 1997 or has not been declared effective by August 2, 1997, the Distribution rate borne by the Old Capital Securities, currently 8.207% per annum, commencing on August 3, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Old Capital Securities."

ABSENCE OF PUBLIC MARKET

  The Old Capital Securities were issued to, and the Company believes the Old Capital Securities are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the New Capital Securities. Although the New Capital Securities generally may be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Old Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities). New Capital Securities may be transferred by the holders thereof in blocks having a Liquidation Amount of $1,000 (one New Capital Security) or integral multiples thereof. The Company and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the New Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

  If a public trading market develops for the New Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Capital Securities may trade at a discount.

  Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

  Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

  Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal or Agents' Message in lieu thereof and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company or the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

                                  THE COMPANY

  The Company is the holding company for a diversified group of insurance and financial services companies with total assets as of March 31, 1997 of $19.6 billion. Through its subsidiaries, the Company offers financial products and services in two major areas: Risk Management and Retirement and Asset Management. Within these broad areas, the Company operates principally in five operating segments: Regional Property & Casualty; Corporate Risk Management Services; Retail Financial Services; Institutional Services and Allmerica Asset Management.

  The Regional Property and Casualty segment of the Company's business consists of its ownership of Allmerica P&C, which, through its subsidiaries Hanover and Citizens, is in the business of underwriting personal and commercial property and casualty insurance in five major lines of business: personal automobile, homeowners, commercial automobile, workers' compensation and commercial multiple peril.

  The Company's Retail Financial Services segment includes the individual financial products businesses of First Allmerica Financial Life Insurance Company ("FAFLIC") and its wholly owned subsidiary Allmerica Financial Life Insurance and Annuity Company ("AFLIAC"), as well as the Company's registered investment advisor and broker-dealer affiliates. Through this segment, the Company is a leading provider of investment-oriented life insurance and annuities to upper income individuals and small businesses throughout the United States.

  The Company's Corporate Risk Management Services segment provides, through FAFLIC and its subsidiaries, managed care medical group insurance products and administrative services as well as other group insurance coverages, such as group life, dental and disability products, to corporate employers.

  The Company's Institutional Services segment has historically offered plan design, investment and participant recordkeeping services to defined benefit and defined contribution retirement plans of corporate employers and sold GICs and annuities to corporate retirement plans. The Company conducts its operations in this segment through FAFLIC and its subsidiaries.

  At March 31, 1997, the Company had $10.1 billion of investment assets, generally of high quality and broadly diversified across asset classes and individual investment risks. The major categories of investment assets are fixed maturities, which includes both investment grade and below investment grade public and private debt securities; equity securities; mortgages, principally on commercial properties; policy loans and real estate, which consists primarily of investments in commercial properties. The remainder of the investment assets is comprised principally of cash and cash equivalents.

  Additional information concerning the Company is included in the Company reports and other documents incorporated by reference in this Prospectus. See "Available Information" and "Incorporation of Certain Documents by Reference."

  The Company is a Delaware corporation incorporated in 1995 with executive offices at 440 Lincoln Street, Worcester, Massachusetts 01653 (telephone (508) 855-1000).

REGARDING FORWARD-LOOKING STATEMENTS

  The Company wishes to caution readers that the following important factors, among others, in some cases have affected and in the future could affect, the Company's actual results and could cause the Company's actual results for 1997 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. The words "believes," "anticipated," "expects" and similar expressions are intended to identify forward looking statements. See "Important Factors Regarding Forward-Looking Statements" filed as Exhibit 99.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.

  Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward looking statements include among others, the following possibilities:
(i) adverse catastrophe experience and severe weather; (ii) adverse loss development for events the Company insured in prior years or adverse trends in mortality and morbidity; (iii) heightened competition, including the intensification of price competition, the entry of new competitors, and the introduction of new products by new and existing competitors; (iv) adverse state and federal legislation or regulation, including decreases in rates, limitations on premium levels, increases in minimum capital and reserve requirements, benefit mandates, limitations on the ability to manage care and utilization, and tax treatment of insurance products; (v) changes in interest rates causing a reduction of investment income or in the market value of interest rate sensitive investments; (vi) failure to obtain new customers, retain existing customers or reductions in policies in force by existing customers; (vii) higher service, administrative, or general expense due to the need for additional advertising, marketing, administrative or management information systems expenditures; (viii) loss or retirement of key executives;
(ix) increases in medical costs, including increases in utilization, costs of medical services, pharmaceuticals, durable medical equipment and other covered items; (x) termination of provider contracts or renegotiation at less cost-effective rates or terms of payment; (xi) changes in the Company's liquidity due to changes in asset and liability matching; (xii) restrictions on insurance underwriting, based on genetic testing and other criteria; (xiii) adverse changes in the ratings obtained from independent rating agencies, such as Moody's, Standard and Poors, A.M. Best and Duff & Phelps; (xiv) lower appreciation on and decline in value of managed investments, resulting in reduced variable products, assets and related fees; and (xv) possible claims relating to sales practices for insurance products.

RECENT DEVELOPMENTS

  On February 19, 1997, the Company, Allmerica P&C and Merger Sub entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Allmerica P&C, resulting in Allmerica P&C becoming a wholly owned subsidiary of the Company. Holders of common stock, $1.00 par value, of Allmerica P&C ("Allmerica P&C Common Stock"), other than the Company or its subsidiaries or persons who properly perfect their appraisal rights under the Delaware General Corporation Law (each, an "Allmerica P&C Public Stockholder"), will receive, at the election of such holder, one of the following (collectively, the "Merger Consideration") in exchange for each share of Allmerica P&C Common
Stock:

   (i) (x) 0.4 (the "Standard Exchange Ratio") of a share of the common stock, $.01 par value of the Company ("Company Common Stock") and (y) an amount in cash, without interest, equal to $17.60 (the "Standard Cash Consideration"); provided, however, that (1) in the event the average closing price of Common Stock for the ten consecutive trading days ending on the fifth trading day prior to the effective date of the Merger (the "Average Stock Price") is less than $36.00, the Standard Cash Consideration shall be equal to (A) $32.00 less (B) the Standard Exchange Ratio multiplied by the Average Stock Price and (2) in the event the Average Stock Price is greater than $41.00, the Standard Cash Consideration shall be equal to (A) $34.00 less (B) the Standard Exchange Ratio multiplied by the Average Stock Price (collectively, the "Standard Consideration"); or

   (ii) 0.85714 (the "Stock Exchange Ratio") of a share of Company Common Stock (the "Stock Consideration"); provided, however, that (1) in the event the Average Stock Price is less than $36.00, the Stock Exchange Ratio shall be equal to $32.00 divided by the Average Stock Price and (2) that in the event the Average Stock Price is greater than $41.00, the Stock Exchange Ratio shall be equal to $34.00 divided by the Average Stock Price; or

   (iii) cash, without interest, in an amount equal to $33.00 (the "Cash Consideration"); provided, however, that (1) in the event the Average Stock Price is less than $36.00, the Cash Consideration shall be equal to $32.00 and (2) in the event the Average Stock Price is more than $41.00, the Cash Consideration shall be equal to $34.00.

  The maximum number of shares of Company Common Stock to be issued as Merger Consideration is approximately 9.7 million shares. The maximum amount of cash to be issued as Merger Consideration is approximately $425.5 million. The form of payment of the Merger Consideration to Allmerica P&C Public Stockholders will be prorated in the event the Cash Consideration or the Stock Consideration is oversubscribed.

  The total amount of funds required by the Company to pay the cash component of the Merger Consideration is estimated to be approximately $425.5 million. The Company expects to finance this cash payment and any costs relating to the Merger from one or more of the following sources: (i) the $296.3 million of net proceeds received by the Company from the sale of the Old Capital Securities; (ii) internally available funds of the Company; and/or (iii) borrowings pursuant to a revolving bank credit facility.

  The Company is pursuing the Merger in order to increase the proportion of its earnings from Allmerica P&C's property and casualty operations, which are a key element of the Company's future operations and strategy. Additionally, the Company believes that the Merger will result in a more stable surplus position for FAFLIC, since the Allmerica P&C Common Stock and therefore FAFLIC's surplus, would no longer be linked to a fluctuating market price. Further, the Merger will create a simplified corporate structure for the Company, allowing it greater efficiency and flexibility in its utilization of capital. Lastly, the Merger will provide the Company with certain administrative cost savings, primarily resulting from the elimination of certain Allmerica P&C shareholder-related expenses and the elimination of taxes on Allmerica P&C dividends to its direct shareholder, SMA Financial Corp.

CORPORATE STRUCTURE

  The following organizational chart illustrates the corporate structure of the Company and its principal subsidiaries, assuming consummation of the Merger.



                             [ORGANIZATIONAL CHART]

                                USE OF PROCEEDS

  Neither the Company or the Trust will receive any cash proceeds from the issuance of the New Capital Securities. In consideration for issuing the New Capital Securities in exchange for the Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and canceled.

  The proceeds to the Trust (without giving effect to expenses of the offering payable by the Company) from the offering of the Old Capital Securities were $300,000,000. All of the proceeds from the sale of Old Capital Securities were invested by the Trust in the Junior Subordinated Debentures. The net proceeds to the Company of $296.3 million from the sale of the Old Junior Subordinated Debentures were used to fund a portion of the cash component of the Merger Consideration. See "The Company--Recent Developments."

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods indicated:

                               THREE MONTHS
                                   ENDED
                                 MARCH 31,       YEAR ENDED DECEMBER 31,
                               ---------------   ----------------------------
                                1997     1996    1996  1995  1994  1993  1992
                               ------   ------   ----  ----  ----  ----  ----
Ratio of Earnings to Fixed
 Charges(1)...................    4.3x     8.5x  8.7x  13.4x 10.6x 33.4x 14.7x

--------
(1) For purposes of determining the historical ratios of earnings to fixed charges, earnings consist of earnings before federal income taxes, minority interest, extraordinary items and cumulative effect of accounting changes plus fixed charges. Fixed charges consist of interest expense on debt plus the portion of operating lease rentals representative of the interest factor.

                                CAPITALIZATION

  The following table sets forth the actual consolidated capitalization of the Company and its subsidiaries at March 31, 1997, and the pro forma consolidated capitalization of the Company and its subsidiaries as of such date, giving effect to the Merger as if it had occurred on such date. The table should be read in conjunction with the Company's consolidated financial statements and notes thereto included in the documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

                                                          ACTUAL    AS ADJUSTED
                                                         ---------- -------------
                                                           AT MARCH 31, 1997
                                                         ------------------------
                                                         (DOLLARS IN MILLIONS)
Long-term debt.......................................... $    202.2  $    202.2
Company-obligated mandatorily redeemable preferred
 securities of subsidiary trust (1).....................      300.0       300.0
Equity
  Preferred stock, $.01 par value; 20,000,000 shares
   authorized; none issued and outstanding..............        --          --
  Common stock, $.01 par value; 300,000,000 shares
   authorized; 50,134,651 shares issued and
   outstanding..........................................        0.5         0.6
  Additional paid-in capital............................    1,378.8     1,751.0
  Retained earnings.....................................      223.5       223.5
  Net unrealized appreciation on investments............       69.2        69.2
                                                         ----------  ----------
    Total equity........................................    1,672.0     2,044.3
                                                         ----------  ----------
    Total capitalization................................ $  2,174.2  $  2,546.5
                                                         ==========  ==========

--------
(1) As described herein, the sole assets of the Trust are, and will be, the Junior Subordinated Debentures with a principal amount of approximately $309.3 million. The Junior Subordinated Debentures bear interest at the rate of 8.207% per annum and will mature on February 3, 2027. The Company owns all of the Common Securities of the Trust. Upon redemption of the Junior Subordinated Debentures, the Capital Securities will be mandatorily redeemable.

              SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY

  The following selected historical consolidated balance sheet data as of December 31, 1996, 1995, 1994 and 1993 and the statement of income data for each of the years ended December 31, 1996, 1995, 1994, 1993 and 1992 have been derived from the consolidated financial statements of the Company, which have been audited by the Company's independent accountants, whose reports thereon for the years ended December 31, 1996, 1995 and 1994 and as of December 31, 1996 and 1995 are incorporated by reference in this Prospectus. The balance sheet data as of March 31, 1997 and 1996 and December 31, 1992 and the statement of income data for the three months ended March 31, 1997 and 1996 are unaudited but, in the opinion of management, reflect all adjustments necessary for the fair presentation of the results for such period. All adjustments are of a normal, recurring nature, except as described in the accompanying notes. The following data should be read in conjunction with the consolidated financial statements of the Company and the notes thereto, which are incorporated by reference in this Prospectus. See "Incorporation by Reference" and "Available Information."

                           AT OR FOR THE
                         THREE MONTHS ENDED                     AT OR FOR THE
                             MARCH 31,                     YEAR ENDED DECEMBER 31,
                         -------------------- -----------------------------------------------------
                           1997       1996      1996       1995       1994       1993       1992
                         ---------  --------- ---------  ---------  ---------  ---------  ---------
                                    (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME
 DATA:
 Revenues
 Premiums............... $   562.3     547.6  $ 2,236.3  $ 2,222.8  $ 2,181.8  $ 2,079.3  $ 2,172.4
 Universal life and
  investment product
  policy fees...........      56.3      46.5      197.2      172.4      156.8      143.7      132.9
 Net investment
  income................     163.4     161.1      672.6      710.5      743.1      782.8      823.7
 Net realized
  gains(1)..............      44.0      51.6       65.9       39.8        1.1      159.6        9.6
 Other income(2)(3).....      28.9      21.6      102.7       95.4      112.3       73.8       37.1
                         ---------  --------  ---------  ---------  ---------  ---------  ---------
   Total revenues.......     854.9     828.4    3,274.7    3,240.9    3,195.1    3,239.2    3,175.7
                         ---------  --------  ---------  ---------  ---------  ---------  ---------
 Benefits, Losses and
  Expenses
 Policy benefits,
  claims, losses and
  loss adjustment
  expenses..............     492.3     496.9    1,957.0    2,010.3    2,047.0    1,987.2    2,163.8
 Policy acquisition
  expenses..............     119.8     119.7      483.5      470.3      475.7      435.8      424.1
 Loss from cession of
  disability income
  business(4)...........      53.9       --         --         --         --         --         --
 Other operating
  expenses net(2)(5)....     134.9     115.6      502.5      458.5      518.9      421.3      373.5
                         ---------  --------  ---------  ---------  ---------  ---------  ---------
   Total benefits,
    losses and
    expenses............     800.9     732.2    2,943.0    2,939.1    3,041.6    2,844.3    2,961.4
                         ---------  --------  ---------  ---------  ---------  ---------  ---------
 Income before federal
  income taxes..........      54.0      96.2      331.7      301.8      153.5      394.9      214.3
 Federal income tax
  expense...............       9.7      24.2       75.2       82.7       53.4       74.7       62.7
                         ---------  --------  ---------  ---------  ---------  ---------  ---------
 Income before minority
  interest,
  extraordinary item
  and cumulative effect
  of accounting
  changes...............      44.3      72.0      256.5      219.1      100.1      320.2      151.6
 Minority interest
 Distributions on
  Company-obligated
  mandatorily
  redeemable preferred
  securities of
  subsidiary trust......      (2.4)      --         --         --         --         --         --
 Equity in
  earnings(6)...........     (26.0)    (24.7)     (74.6)     (73.1)     (51.0)    (122.8)     (54.4)
                         ---------  --------  ---------  ---------  ---------  ---------  ---------
                             (28.4)    (24.7)
 Income before
  extraordinary item
  and cumulative effect
  of accounting
  changes...............      15.9      47.3      181.9      146.0       49.1      197.4       97.2
 Extraordinary item-
  demutualization
  expenses(7)...........       --        --         --       (12.1)      (9.2)      (4.6)       --
 Cumulative effect of
  accounting
  changes(8)............       --        --         --         --        (1.9)     (35.4)       --
                         ---------  --------  ---------  ---------  ---------  ---------  ---------
 Net income............. $    15.9  $   47.3  $   181.9  $   133.9  $    38.0  $   157.4  $    97.2
                         =========  ========  =========  =========  =========  =========  =========
 Net income per
  share(9).............. $    0.32  $   0.94  $    3.63  $    2.61  $      --  $      --  $      --
                         =========  ========  =========  =========  =========  =========  =========
Adjusted Net
 Income(10)............. $    33.2  $   25.5  $   137.9  $   116.4  $    90.4  $   119.1  $   109.9
                         =========  ========  =========  =========  =========  =========  =========

BALANCE SHEET DATA (AT
 PERIOD END):
Total assets............  $19,625.6 18,162.7 $18,997.7 $17,757.7 $15,921.5 $15,378.4 $14,083.1
Long-term debt..........      202.2    202.2     202.2     202.3       2.7       --        --
Total liabilities.......   16,871.2 15,872.3  16,489.0  15,425.0  14,299.4  13,711.7  12,764.1
Minority interest:
 Company obligated
  mandatorily redeemable
  securities of
  subsidiary trust......      300.0      --        --        --        --        --        --
 Common Stock(6)........      782.4    734.5     784.0     758.5     629.7     615.8     422.4
Equity..................    1,672.0  1,555.9   1,724.7   1,574.2     992.4   1,050.9     896.6
ADDITIONAL DATA:
Book value per
 share(9)...............  $   33.35 $  31.03 $   34.40 $   31.40       --        --        --
Ratio of earnings to
 fixed charges(11)......       4.3x     8.5x      8.7x     13.4x     10.6x     33.4x     14.7x
Statutory combined
 ratios(12)
 Property and Casualty
  Insurance
  Subsidiaries..........  $   105.2 $  105.8     104.5     101.0     105.3     102.7     104.5
 Property and Casualty
  Industry..............        --       --      107.0     106.5     108.5     106.9     115.8
Cash dividends declared
 per share..............  $    0.05     0.05 $    0.20 $    0.05       --        --        --

--------
 (1) Net realized gains include (benefits) provisions for investment losses of $(0.3) million and $1.3 million for the first three months of 1997 and 1996, respectively, and $5.5 million, $2.5 million, $19.5 million, $19.8 million and $22.8 million, in 1996, 1995, 1994, 1993 and 1992, respectively. These provisions were primarily related to reserves and writedowns of mortgage loan and real estate investments. Also included in this item in 1995 is a $20.7 million gain from the sale of the Company's mutual fund servicing business. In addition, in 1993, a gain of $35.7 million from the sale of the Company's wholly owned subsidiary, Beacon Insurance Company of America ("Beacon"), and a gain of $62.9 million from an initial public offering of 19.4% of Citizens' Common Stock, is included.
 (2) Other income primarily includes fee income from the Company's non-insurance businesses, such as mutual fund services, institutional 401(k) recordkeeping services and other fee income from the Company's insurance segments, such as administrative services fees in the Company's Corporate Risk Management Services ("CRMS") segment. Also included in other income for the three months ended March 31, 1997 and 1996 and the years ended December 31, 1996 and 1995 is income from the Closed Block totaling $5.5 million, $3.4 million, $8.6 million and $2.9 million, respectively.
 (3) The Company sold its mutual fund servicing business during the first quarter of 1995, which represented $13.7 million, or 14.4%, of other income and $15.5 million in direct expenses during the year ended December 31, 1995 and $42.5 million, or 37.8%, of other income and $49.3 million in direct expenses during the year ended December 31, 1994.
 (4) In April 1997, the Company, through its wholly owned subsidiary AFLIAC, entered into a letter of intent for the 100% coinsurance of its disability income line of business. The consummation of the transaction is subject to a number of conditions, including the negotiation and execution of definitive documentation and the receipt of regulatory approvals. The proposed transaction has resulted in the recognition of a $53.9 million pre-tax loss for the three months ended March 31, 1997.
 (5) Other operating expenses include all general and administrative expenses, as well as the operating expenses resulting from the Company's non-insurance businesses, such as mutual fund services, institutional 401(k) recordkeeping services and investment advisory services.
 (6) The Company's interest in Allmerica P&C, through its wholly owned subsidiary SMA Financial Corp., was represented by ownership of 59.5%, 59.5%, 59.2%, 58.3%, and 57.4% of the outstanding shares of Allmerica P&C common stock at March 31, 1997, December 31, 1996, March 31, 1996, December 31, 1995 and 1994, respectively. Allmerica P&C had ownership interests of 82.5%, 82.5%, 81.4%, 81.1% and 80.6% in Citizens at March 31, 1997, December 31, 1996, March 31, 1996, December 31, 1995 and 1994,
     respectively. Earnings and stockholders' equity attributable to minority shareholders are included in minority interest in the consolidated financial statements.
 (7) Demutualization expenses relate to costs associated with conversion from a mutual life insurance company to a stock life insurance company. The demutualization resulted in the issuance of 37.5 million shares of Company Common Stock. Concurrent with the demutualization was an initial public offering which resulted in issuance of an additional 12.6 million shares of Company Common Stock. The demutualization and initial public offering occurred during the quarter ended December 31, 1995.

 (8) In 1993, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pension" ("SFAS No. 106"), which requires recognition of a liability for health and life insurance benefits expected to be provided to employees after retirement. Adoption of this statement resulted in a charge to net income of $35.4 million, after taxes of $23.5 million and minority interest of $10.2 million, as a cumulative effect of a change in accounting principle. In 1994, the Company adopted the provisions of SFAS No. 112, "Employers' Accounting for Postemployment Benefits" ("SFAS No. 112"), which requires employers to recognize the costs of postemployment benefits over the service period of the employees. Adoption of this statement resulted in a charge to net income of $1.9 million, after taxes of $1.5 million, and minority interest of $0.9 million, as a cumulative effect of a change in accounting principle.
 (9) Net income per share and book value per share for the three months ended March 31, 1997 and 1996 and for the year ended December 31, 1996 are based on a weighted average of the number of shares outstanding for the three months ended March 31, 1997 and 1996 and for the year ended
     December 31, 1996, respectively. The net income per share and book value per share for the year ended December 31, 1995 are unaudited and are pro forma based on a weighted average of the number of shares that would have been outstanding between January 1, 1995 and December 31, 1995 had the demutualization transaction and the initial public offering of Company Common Stock occurred as of January 1, 1995, and does not represent a projection or forecast of the Company's consolidated results of operations for any future period.
(10) Adjusted net income represents net income adjusted to eliminate certain items which management believes are not indicative of overall operating trends, including net realized gains and losses on the sales of investments, the cumulative effect of accounting changes, extraordinary items, loss from the cession of the disability income business, gains on sales of interests in subsidiaries and the differential earnings tax adjustment. Company management believes adjusted net income enhances an investor's understanding of the Company's results of operations by highlighting net income attributable to the normal, recurring operations of the business. However, adjusted net income is not a substitute for net income determined in accordance with generally accepted accounting principles and should be considered together with the Company's financial statements.
(11) For purposes of determining the historical ratios of earnings to fixed charges, earnings consists of earnings before federal income taxes and minority interest plus interest expense on Company indebtedness and the portion of operating lease rentals representative of the interest factor. Fixed charges consist of interest expense on Company indebtedness, dividends on Company-obligated manditorily redeemable preferred securities of subsidiary trust recorded as minority interest before provision for federal income taxes, plus the portion of operating lease rentals representative of the interest factor.
(12) The amounts presented reflect ratios after policyholder dividends. The industry combined ratios are not available for the three months ended
     March 31, 1997 and 1996. Industry combined ratios before policyholder dividends were 105.0, 107.1, 105.7 and 114.6 for the years ended December 31, 1995, 1994, 1993 and 1992, respectively. Industry combined ratios before policyholder dividends are not yet published for 1996. Industry averages are from A.M. Best.

                         UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED FINANCIAL INFORMATION

  The unaudited pro forma consolidated financial information (the "Pro Forma Information") of the Company presented below is based upon its consolidated financial statements, which include the accounts of Allmerica P&C, as adjusted to give effect to the Merger. See "The Company--Recent Developments." The unaudited pro forma condensed consolidated statement of income for the three months ended March 31, 1997 and for the year ended December 31, 1996 give effect to the Merger and the offering of the Old Capital Securities (the "Offering," and together with the Merger, the "Transactions") as if each had occurred at the beginning of 1997 and 1996, respectively, and is based on the consolidated statement of income of the Company for such period. The unaudited pro forma condensed consolidated balance sheet at March 31, 1997 gives effect to the Transactions as if each had occurred on such date and is based on the consolidated balance sheet of the Company as of March 31, 1997.

  The Pro Forma Information is based on available information and on assumptions management believes are reasonable and that reflect the effects of the Transactions. The Pro Forma Information is provided for informational purposes only and should not be construed to be indicative of the Company's consolidated financial position or its results of operations had the transactions been consummated on the dates assumed and does not in any way represent a projection or forecast of the Company's consolidated financial position or consolidated results of operations for any future date or period. The Pro Forma Information should be read in conjunction with the Company's historical consolidated financial statements and the notes thereto included elsewhere in this Prospectus and with the information set forth under "The Company--Recent Developments" as well as the Company's audited consolidated financial statements and unaudited interim consolidated financial statements including the notes thereto, the Company's management discussion and analysis of financial condition and results of operations and the Company's description of business, which are incorporated by reference into this Prospectus. See "Incorporation of Certain Documents by Reference."

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                       THREE MONTHS ENDED MARCH 31, 1997

                            HISTORICAL               PRO FORMA(1)
                            ---------- ----------------------------------------
                                         ADJUSTMENTS
                                       RELATING TO THE   ADJUSTMENTS
                                           CAPITAL     RELATING TO THE ADJUSTED
                               AFC       SECURITIES        MERGER      BALANCE
                            ---------- --------------- --------------- --------
                                   (IN MILLIONS, EXCEPT PER SHARE DATA)
REVENUES
  Premiums.................   $562.3                                    $562.3
  Universal life and
   investment product
   policy fees.............     56.3                                      56.3
  Net investment income....    163.4                         (1.6)(2)
                                                             (4.5)(10)   157.3
  Net realized investment
   gains...................     44.0                                      44.0
  Other income.............     28.9                                      28.9
                              ------                        -----       ------
    Total revenues.........    854.9                         (6.1)       848.8
                              ------                        -----       ------
BENEFITS, LOSSES AND
 EXPENSES
  Policy benefits, claims,
   losses and loss
   adjustment expenses.....    492.3                          0.1 (3)    492.4
  Policy acquisition
   expenses................    119.8                                     119.8
  Loss from cession of
   disability income
   business................     53.9                                      53.9
  Other operating
   expenses................    134.9                          1.2 (4)    136.1
                              ------                        -----       ------
    Total benefits, losses
     and expenses..........    800.9                          1.3        802.2
                              ------                        -----       ------
Income before federal
 income taxes..............     54.0                         (7.4)        46.6
Federal income tax expense
 (benefit).................      9.7                         (2.0)(5)      7.7
                              ------                        -----       ------
Income before minority
 interest..................     44.3                         (5.4)        38.9
                              ------                        -----       ------
Minority interest
  Dividends on Company-
   obligated mandatorily
   redeemable preferred
   securities of subsidiary
   trust...................     (2.4)        (1.6)(6)                     (4.0)
  Equity in earnings.......    (26.0)                        21.0 (7)     (5.0)
                              ------        -----           -----       ------
    Total minority
     interest..............    (28.4)        (1.6)           21.0         (9.0)
                              ------        -----           -----       ------
Net income(8)..............   $ 15.9        $(1.6)          $15.6       $ 29.9
                              ======        =====           =====       ======
PER SHARE DATA
  Net income...............   $ 0.32                                    $ 0.50
                              ------                                    ------
Shares used in calculating
 per common share
 amounts(9)................     50.2                                      59.9
                              ------                                    ------

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

                            HISTORICAL               PRO FORMA(1)
                            ---------- ----------------------------------------
                                         ADJUSTMENTS
                                       RELATING TO THE   ADJUSTMENTS
                                           CAPITAL     RELATING TO THE ADJUSTED
                               AFC       SECURITIES        MERGER      BALANCE
                            ---------- --------------- --------------- --------
                                   (IN MILLIONS, EXCEPT PER SHARE DATA)
REVENUES
  Premiums................   $2,236.3                                  $2,236.3
  Universal life and
   investment product
   policy fees............      197.2                                     197.2
  Net investment income...      672.6                        (9.0)(2)     655.6
                                                             (8.0)(10)
  Net realized investment
   gains..................       65.9                                      65.9
  Other income............      102.7                                     102.7
                             --------                       -----      --------
    Total revenues........    3,274.7                       (17.0)      3,257.7
                             --------                       -----      --------
BENEFITS, LOSSES AND
 EXPENSES
  Policy benefits, claims,
   losses and loss
   adjustment expenses....    1,957.0                         0.4 (3)   1,957.4
  Policy acquisition
   expenses...............      483.5                                     483.5
  Other operating
   expenses...............      502.5                         5.4 (4)     507.9
                             --------                       -----      --------
    Total benefits, losses
     and expenses.........    2,943.0                         5.8       2,948.8
                             --------                       -----      --------
Income before federal
 income taxes.............      331.7                       (22.8)        308.9
Federal income tax expense
 (benefit)................       75.2                        (5.3)(5)      69.9
                             --------                       -----      --------
Income before minority
 interest.................      256.5                       (17.5)        239.0
                             --------                       -----      --------
Minority interest
  Dividends on Company-
   obligated mandatorily
   redeemable preferred
   securities of
   subsidiary trust.......        --        (16.0)(6)                     (16.0)
  Equity in earnings......      (74.6)                       59.7 (7)     (14.9)
                             --------      ------           -----      --------
    Total minority
     interest.............      (74.6)      (16.0)           59.7         (30.9)
                             --------      ------           -----      --------
Net income(8).............   $  181.9      $(16.0)          $42.2      $  208.1
                             ========      ======           =====      ========
PER SHARE DATA
  Net income..............   $   3.63                                  $   3.48
                             --------                                  --------
Shares used in calculating
 per common share
 amounts(9)...............       50.1                                      59.8
                             --------                                  --------

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997

                                                       PRO FORMA(1)
                                                 --------------------------
                                                   ADJUSTMENTS
                                      HISTORICAL RELATING TO THE  ADJUSTED
                                         AFC         MERGER        BALANCE
                                      ---------- ---------------  ---------
                                                   (IN MILLIONS)
ASSETS
 Investments:
 Fixed maturities, at fair value..... $ 7,358.2                   $ 7,358.2
 Equity securities, at fair value....     381.6                       381.6
 Mortgage loans......................     646.5                       646.5
 Real estate.........................     100.9                       100.9
 Policy loans........................     135.8                       135.8
 Other long-term investments.........     135.3                       135.3
                                      ---------                   ---------
   Total investments.................   8,758.3                     8,758.3
 Cash and cash equivalents...........     553.3       (425.5)(10)     127.8
 Accrued investment income...........     151.8                       151.8
 Deferred policy acquisition costs...     831.4                       831.4
 Reinsurance receivables.............     841.4                       841.4
 Deferred federal income taxes.......     122.6        (24.4)(11)      98.2
 Premiums, accounts and notes
  receivable.........................     542.5                       542.5
 Goodwill............................       --         143.8 (12)     143.8
 Other assets........................     314.8                       314.8
 Closed Block assets.................     803.7                       803.7
 Separate account assets.............   6,705.8                     6,705.8
                                      ---------      -------      ---------
   Total assets...................... $19,625.6      $(306.1)     $19,319.5
                                      ---------      -------      ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
 Policy liabilities and accruals:
 Future policy benefits.............. $ 2,610.7                   $ 2,610.7
 Outstanding claims, losses and loss
  adjustment expenses................   2,890.0                     2,890.0
 Unearned premiums...................     828.0                       828.0
 Contractholder deposit funds and
  other policy liabilities...........   1,926.9                     1,926.9
                                      ---------                   ---------
   Total policy liabilities and
    accruals.........................   8,255.6                     8,255.6
 Expenses and taxes payable..........     712.5         (9.0)(13)     703.5
 Reinsurance premiums payable........      30.1                        30.1
 Short-term debt.....................      67.6                        67.6
 Deferred federal income taxes.......      19.1        (19.1)(11)       --
 Long-term debt......................     202.2                       202.2
 Closed Block liabilities............     883.9                       883.9
 Separate account liabilities........   6,700.2                     6,700.2
                                      ---------      -------      ---------
   Total liabilities.................  16,871.2        (28.1)      16,843.1
                                      ---------      -------      ---------
MINORITY INTEREST
 Company-obligated mandatorily
  redeemable preferred securities of
  subsidiary trust...................     300.0                       300.0
 Common stock........................     782.4       (650.3)(14)     132.1
                                      ---------      -------      ---------
   Total minority interest...........   1,082.4       (650.3)         432.1
                                      ---------      -------      ---------
SHAREHOLDERS' EQUITY
 Preferred stock.....................       --                          --
 Common stock........................       0.5          0.1 (15)       0.6
 Additional paid-in capital..........   1,378.8        372.2 (15)   1,751.0
 Unrealized appreciation on
  investments, net...................      69.2                        69.2
 Retained earnings...................     223.5                       223.5
                                      ---------      -------      ---------
   Total shareholders' equity........   1,672.0        372.3        2,044.3
                                      ---------      -------      ---------
     Total liabilities and
      shareholders' equity........... $19,625.6      $(306.1)     $19,319.5
                                      =========      =======      =========

 (1) The unaudited pro forma condensed consolidated balance sheet consolidates the historical balance sheet of the Company, which includes the accounts of Allmerica P&C and the interest of Allmerica P&C Public Stockholders, as if the Merger had been consummated on March 31, 1997. The pro forma condensed consolidated statements of income for the three months ended March 31, 1997 and for the year ended December 31, 1996 consolidate the historical statements of income of the Company, which include the accounts of Allmerica P&C and the interest of Allmerica P&C Public Stockholders, as if the Merger had been consummated on January 1, 1997 and January 1, 1996, respectively.
     The Merger will be accounted for by the purchase method of accounting as a step purchase. Accordingly, the Company's cost to acquire the minority interest in Allmerica P&C, calculated to be $797.8 million based on a Company average Common Stock price of $38.50 per share, will be allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess Merger Consideration being allocated to goodwill. Applicable income tax effects of such adjustments are included as a component of the Company's net deferred tax asset. Certain transactions conducted in the ordinary course of business between the Company and Allmerica P&C are immaterial and, accordingly, have not been eliminated.
     Notwithstanding that the Merger Consideration is subject to change to the extent of fluctuations in the Average Stock Price, subsequent changes in the Company's market share price will not affect the measurement of the cost of the transaction for accounting purposes. The unaudited pro forma condensed consolidated financial information has been prepared based on a Company average market price of $38.50, corresponding to the announcement of the Merger on February 19, 1997. The final allocation of the Merger Consideration is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make such an allocation in the accompanying unaudited pro forma condensed consolidated financial statements. Accordingly, the purchase allocation adjustments made in connection with the development of the unaudited pro forma condensed consolidated financial statements are preliminary and have been made solely for the purpose of developing such unaudited pro forma consolidated financial statements.
     The $143.8 million pro forma excess of Merger Consideration over net tangible assets acquired as of March 31, 1997 would be amortized over 40 years at a rate of $3.6 million per year, in accordance with generally accepted accounting principles, which require that acquired intangible assets be amortized over lives not to exceed 40 years. After consummation of the Merger, the Company anticipates completion of the valuations and other studies of the significant assets, liabilities and business operations of Allmerica P&C. These valuations and other studies include determination of the fair value of Allmerica P&C's pension plans and investment portfolio, as well as the final determination of the Company's acquisition costs resulting from the Merger. Using this information, the Company will make a final allocation of the Merger Consideration, including allocation to tangible assets and liabilities, identifiable intangible assets and goodwill. The Company believes that any significant allocation of excess Merger Consideration to assets other than goodwill will be amortized over periods approximating the assets' remaining useful lives. The amortization periods used in preparing the unaudited pro forma consolidated financial statements are not expected to change materially at the consummation of the Merger.
     The future results of operations of the Company will reflect increased amortization of intangible assets which are non-deductible for tax purposes. The future financial position of the Company will reflect increased intangible assets as described above and increased shareholders' equity resulting from the issuance of approximately 9.7 million shares of Company Common Stock to Allmerica P&C Public Stockholders.
 (2) Represents amortization or accretion of purchased premium or discount, respectively, on fixed maturities over the estimated remaining life of the securities. Net investment income is adjusted to include the effect of restating the historical yield on fixed maturity securities to the estimated market yield as of the beginning of the period. The change to a market yield is estimated by referencing Hanover's and Citizens' unrealized gain or loss on fixed maturities at the beginning of the period, amortized over the estimated life of the portfolio (5 years).

 (3) Represents 40% of the elimination of the amortization of unrecognized transition, prior service and other costs recognized in fair value purchase accounting adjustment for Hanover's and Citizens' pension plans. The remaining 60% of the elimination is an adjustment to other operating expense. The 40%-60% allocation is based on the percentage of total salary expense charged to losses and loss adjustment expenses and other operating expenses.
 (4) Represents (i) amortization over 40 years of goodwill resulting from this transaction of $0.9 million for the three months ended March 31, 1997 and $4.1 million for the year ended December 31, 1996 and (ii) 60% of the elimination of the amortization of unrecognized transition, prior service and other costs recognized in fair value purchase accounting adjustments for Hanover's and Citizens' pension plans of $0.1 million for the three months ended March 31, 1997 and $0.6 million for the year ended December 31, 1996 (the remaining 40% of the elimination is an adjustment to policy benefits, claims, losses and loss adjustment expenses) and (iii) elimination of the amortization of unrecognized transition, prior service and other costs recognized in fair value purchase accounting adjustments for Hanover and Citizens post-retirement benefit plans of $0.2 million for the three months ended March 31, 1997 and $0.7 million for the year ended December 31, 1996. The 60%- 40% allocation is based on the percentage of total salary expense charged to adjustment policy benefits, claims, losses and loss adjustment expenses and other operating expenses.
 (5) Represents the income tax benefit of the above adjustments except amortization of goodwill, which is non-deductible for tax purposes. The income tax benefits of adjustments to net investment income discussed in Note (10) which relate to reduced cash at Allmerica P&C are at 18.5% for the three months ended March 31, 1997 and 19.4% for the year ended December 31, 1996, respectively, which represents the effective tax rate on Allmerica P&C's investment portfolio. The income tax benefit of all other adjustments, except goodwill, is at 35%.
 (6) The Company, through a subsidiary trust, on February 3, 1997, issued mandatorily redeemable preferred securities with a liquidation amount totaling $300.0 million due 2027, which accrue dividends at an annual rate of 8.207%. Adjustments represent accrued dividends on these securities of a subsidiary trust, net of federal income taxes at 35%, as if such securities had been issued at the beginning of each period presented. Distributions are payable on these securities on February 15 and August 15 of each year.
 (7) Represents elimination of the minority interest expense associated with the Company's interest in Allmerica P&C on the Company's consolidated statement of income.
 (8) The following ratios of earnings to fixed charges are derived from the historical Consolidated Statements of Income and the Unaudited Pro Forma Condensed Consolidated Statements of Income:

                                          THREE MONTHS ENDED    YEAR ENDED
                                            MARCH 31, 1997   DECEMBER 31, 1996
                                          ------------------ -----------------
    Historical Ratio of Earnings to
     Fixed Charges(a)...................         4.3x               8.7x
    Pro Forma Ratio of Earnings to Fixed
     Charges(b).........................         3.3x               5.2x

   (a) For purposes of determining the historical ratios of earnings to fixed charges, earnings consist of earnings before federal income taxes and minority interest plus interest expense on Company indebtedness and the portion of operating lease rentals representative of the interest factor. Fixed charges consist of interest expense on Company indebtedness, dividends on Company-obligated manditorily redeemable preferred securities of subsidiary trust recorded as minority interest before provision for federal income taxes, plus the portion of operating lease rentals representative of the interest factor.
   (b) For purposes of determining the pro forma ratios of earnings to fixed charges, earnings consist of pro forma earnings before federal income taxes and minority interest plus interest expense on Company indebtedness and the portion of operating lease rentals representative of the interest factor. Fixed charges consist of interest expense on Company indebtedness, pro forma dividends on Company-obligated manditorily redeemable preferred securities of subsidiary trust recorded as minority interest before provision for federal income taxes, plus the portion of operating lease rentals representative of the interest factor.

 (9) The unaudited pro forma condensed consolidated financial statements reflect the conversion of each share held by an Allmerica P&C Public Stockholder (24.2 million minority-owned shares at March 31, 1997) to 0.4 shares of Company Common Stock (50.2 million weighted average shares outstanding at March 31, 1997), resulting in 59.9 million pro forma shares of Company Common Stock outstanding.
       The total market value of the Company Common Stock to be issued in connection with the Merger, is calculated as follows (in thousands, except the Standard Exchange Ratio and per share data):

      Allmerica P&C minority-owned common shares outstanding on March
       31, 1997......................................................    24,177
      Standard Exchange Ratio........................................       0.4
                                                                       --------
      Shares of Company Common Stock to be issued....................     9,671
      Average market price per share of Company Common Stock at Feb-
       ruary 19, 1997                                                  $  38.50
                                                                       --------
        Total market value of Company Common Stock to be issued......  $372,334
                                                                       ========

(10) Reflects cash paid to Allmerica P&C minority shareholders at $17.60 per approximately 24.2 million shares. Net investment income is decreased to reflect the lower level of cash and cash equivalents at Allmerica P&C, based on $129.2 million of cash utilized in the Merger and Allmerica P&C's average portfolio yield of 6.11% and 6.19% for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively. In addition, net investment income is reduced by $2.5 million for the three months ended March 31, 1997 for the actual net investment income earned on the proceeds from the mandatorily redeemable preferred securities.
(11) Reflects the deferred tax effect of adjusting certain pension and post retirement benefit liabilities to fair value. Additionally, the Company and Allmerica P&C will become a single taxable entity as a result of the Merger. Accordingly, the historical deferred tax liability of $19.1 million, which is related to the Life Insurance Subsidiaries, has been netted against the historical deferred tax asset as part of the pro forma adjustments.
(12) Consists of the excess of purchase price over the fair value of net assets acquired, calculated as follows (in millions):

      Purchase price.................................................. $ 797.8
      Book value of minority interest in Allmerica P&C................  (650.3)
      Fair market value adjustments on
        Reserve for acquisition costs.................................     6.0
        Accrued pension and post-retirement benefits (net of taxes)...    (9.7)
                                                                       -------
        Net goodwill.................................................. $ 143.8
                                                                       =======

(13) Consists of a $6.0 million increase resulting from the establishment of a reserve for acquisition costs and a $15.0 million decrease resulting from adjusting certain pension and postretirement benefit liabilities to fair value.
(14) Represents elimination of the Company's historical minority interest related to Allmerica P&C.
(15) Reflects issuance of 9.7 million shares of Company Common Stock exchanged for 100% of the minority shares of Allmerica P&C Common Stock, as described in Note 9 above.

                                   THE TRUST

  The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of January 24, 1997, executed by the Company, as Sponsor (the "Sponsor"), the Delaware Trustee and the Administrative Trustees named therein (the "Initial Declaration"), and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on January 24, 1997. The Initial Declaration was replaced by an amended and restated declaration of trust executed as of February 3, 1997 by the Company, as Sponsor, and the Issuer Trustees (as defined herein) (the "Declaration"). The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, which represent undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds from the sale of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures are and will be the sole assets of the Trust and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities are owned directly by the Company. The Common Securities rank pari passu, and any payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuance of an Event of Default, the rights of the Company as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated and rank junior to the rights of the holders of the Capital Securities. See "Description of New Securities--Description of New Capital Securities--Subordination of Common Securities." The Company has acquired Common Securities in a Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of 31 years, but may terminate earlier as provided in the Declaration. The Trust's business and affairs are conducted by trustees (the "Issuer Trustees") appointed by the Company as the direct holder of the Common Securities. The Issuer Trustees are The Chase Manhattan Bank as the Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees"). The Chase Manhattan Bank, as Property Trustee, is sole indenture trustee under the Declaration. The Chase Manhattan Bank is also indenture trustee under the Guarantee and the Indenture. See "Description of New Guarantee" and "Description of New Junior Subordinated Debentures." The holder of the Common Securities or, if an Event of Default under the Declaration has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Declaration and the Delaware Business Trust Act. The Company will pay directly all fees, reasonable expenses, disbursements and advancements (other than the Trust Securities) related to the Trust and the offering of the Capital Securities, including all ongoing costs, expenses and liabilities of the Trust.

  The principal place of business of the Trust is c/o Allmerica Financial Corporation, 440 Lincoln Street, Worcester, Massachusetts 01653 Attention:
Chief Financial Officer.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Trust agreed to file with the Commission and to use their reasonable efforts to cause to become effective a registration statement with respect to the exchange of the Old Capital Securities for the New Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

  The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act and will not be subject to the $100,000 minimum Liquidation Amount transfer restriction and certain other transfer restrictions applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed with the Commission by July 3, 1997 or has not been declared effective by August 2, 1997, the Distribution rate borne by the Old Capital Securities, currently 8.207%, commencing on August 3, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Capital Securities."

  The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from such holder, or any participant in The Depository Trust Company ("DTC") system whose name appears on a security position listing as the holder of such Old Capital Securities and who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

  Pursuant to the Exchange Offer, the Company will exchange promptly after the Expiration Date, the Old Guarantee for the New Guarantee and the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee and New Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

  The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $300,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $300,000,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer.

  The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $300,000,000 aggregate Liquidation Amount of Old Capital Securities is outstanding.

  Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

  If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

  Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses" below.

  NEITHER THE COMPANY, THE BOARD OF DIRECTORS OF THE COMPANY NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS OWN FINANCIAL POSITION AND REQUIREMENTS.

  The term "Expiration Date" means 5:00 p.m., New York City time, on August 1, 1997 unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

  The Company and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange,
(ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

  Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

  Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

  In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and
(iii) any other documents required by the Letter of Transmittal.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Company may enforce such Letter of Transmittal against such participant.

  Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral (promptly confirmed in writing) or written notice to the Exchange Agent of the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Old Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

  Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

 Valid Tender

  Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

  If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered.

  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

 Book-Entry Transfer

  The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedures set forth below must be complied with.

  DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

 Signature Guarantees

  Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

 Guaranteed Delivery

  If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

    (a) such tenders are made by or through an Eligible Institution;

    (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

    (c) the certificates (or a book-entry confirmation) representing all tendered Old Capital securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mailed to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

  Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

  The Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

 Determination of Validity

  All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

  The interpretation by the Company and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

  If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company and the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

  A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

  The Trust is making the Exchange Offer for the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

  Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust,
(ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights

Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

  Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

  In order for a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an

Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

  All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON NEW CAPITAL SECURITIES

  Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and including February 3, 1997. Accordingly, holders of New Capital Securities as of the record date for the payment of Distributions on August 15, 1997 will be entitled to receive Distributions accumulated from and including February 3, 1997.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

    (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities; or

    (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Company or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

    (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose or any governmental approval has not been obtained, which approval the Company or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

  If the Company or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such wavier or amendment constitutes a material change to the Exchange Offer, the Company or the Trust will promptly disclose such wavier or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

  The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent by registered or certified mail or by hand or overnight delivery as follows:

  By Registered or Certified Mail or Hand or Overnight Delivery:

    The Chase Manhattan Bank
    55 Water Street
    Room 234, North Building
    New York, New York 10041
    Attention: Carlos Esteves

    Confirm By Telephone:
    Carlos Esteves: (212) 638-0828

    Facsimile Transmissions:
    (ELIGIBLE INSTITUTIONS ONLY)
    Carlos Esteves: (212) 638-7375 or (212) 344-9367

  Delivery to other than the above addresses or facsimile numbers will not constitute a valid delivery.

FEES AND EXPENSES

  The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

  Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

  Neither the Company nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                     DESCRIPTION OF NEW CAPITAL SECURITIES

  Pursuant to the terms of the Declaration, the Trust has issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities in connection with the Exchange Offer. The New Capital

Securities will represent preferred beneficial interests in the assets of the Trust and the holders of the New Capital Securities and the Old Capital Securities will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "-- Subordination of Common Securities." The Declaration has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the New Capital Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, the Delaware Business Trust Act and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Declaration.

GENERAL

  The Capital Securities (including the Old Capital Securities and the New Capital Securities) are limited to $300,000,000 aggregate Liquidation Amount at any one time outstanding. The New Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Old Capital Securities and the Common Securities except as described under "--Subordination of Common Securities." Legal title to the New Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the New Capital Securities and the related Common Securities. The New Guarantee will be a guarantee on a subordinated basis but will not guarantee payment of Distributions or amounts payable on redemption of the New Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "Description of New Guarantee."

DISTRIBUTIONS

  Distributions on the New Capital Securities will be cumulative, will accumulate from February 3, 1997 and will be payable semi-annually in arrears on August 15 and February 15 of each year, commencing August 15, 1997, at the annual rate of 8.207% of the Liquidation Amount to the holders of the New Capital Securities on the relevant record dates. The record dates will be the first day of the month in which the relevant Distribution Date (as defined below) falls. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the New Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

  So long as no Debenture Event of Default shall have occurred and be continuing, the Company will have the right under the Indenture to elect to defer the payment of interest on the New Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the New Capital Securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the New Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 8.207% thereof, compounded semi-annually, to the extent permitted by applicable law from the relevant Distribution Date. The term "Distributions," as used herein, shall include any such additional Distributions.

  During any such Extension Period, pursuant to the Indenture, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures (as defined in the Indenture)) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company (including Other Guarantees (as defined in the Indenture)) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or pursuant to an acquisition in which fractional shares of the Company's capital stock would otherwise be issued, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any benefit plan for directors, officers, agents or employees of the Company or its subsidiaries or any of the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans).

  Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

  Although the Company may in the future exercise its option to defer payments of interest on the New Junior Subordinated Debentures, the Company has no such current intention.

  The revenue of the Trust available for distribution to holders of the Capital Securities is limited to payments under the Junior Subordinated Debentures in which the Trust will invest, or has invested, the proceeds from the issuance and sale of the Trust Securities. See "Description of New Junior Subordinated Debentures--General." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Company on a limited basis as set forth herein under "Description of New Guarantee."

REDEMPTION

  Upon the repayment of the New Junior Subordinated Debentures on the Stated Maturity Date or the prepayment of the New Junior Subordinated Debentures upon the occurrence and continuation of a Special Event, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date") at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the New Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of and accrued and unpaid interest on the New Junior Subordinated Debentures) and (ii) in the case of the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the New Junior Subordinated Debentures). See "Description of New Junior Subordinated Debentures--Special Event Prepayment."

  The Company will have the option to prepay the New Junior Subordinated Debentures, in whole but not in part, upon the occurrence and continuation of a Special Event, at the Special Event Prepayment Price.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

  The Company will have the right at any time to terminate the Trust and cause the New Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of New Capital Securities.

  The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company or the Trust; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Company, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as Sponsor); (iii) redemption of all of the Trust Securities as described under "--Redemption" above; (iv) expiration of the term of the Trust; (v) upon repayment of the Junior Subordinated Debentures or at such time as no Junior Subordinated Debentures are outstanding or (vi) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

  If a termination occurs as described in clause (i), (ii), or (vi) of the preceding paragraph, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of New Junior Subordinated Debentures or Old Junior Subordinated Debentures, as applicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities and the Common Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities" below.

  "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

  After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) each registered global certificate, if any, representing Trust Securities and held by The Depository Trust Company ("DTC") or its nominee will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

  There can be no assurance as to the market prices for the New Capital Securities or the New Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the New Capital Securities that an investor may purchase, or the New Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the New Capital Securities.

REDEMPTION PROCEDURES

  If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment of the New Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "--Subordination of Common Securities" below.

  If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Capital Securities held by DTC or its nominees, the Property Trustee will pay or cause the Paying Agent to pay the Redemption Price to DTC. See "--Form, Denomination, Book-Entry Procedures and Transfer" below. With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will give irrevocable instructions and authority to the Paying Agent and will irrevocably deposit with the Paying Agent for the Capital Securities funds sufficient to pay or cause the Paying Agent to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "Payment and Paying Agency" below. Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates occurring on or prior to such Redemption Date. If notice of redemption shall have been given and funds deposited with the Property Trustee to pay the Redemption Price for the Capital Securities called for redemption, then all rights of the holders of such Capital Securities will cease, except the right of the holders of such Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any Redemption Date is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of New Guarantee," (i) Distributions on Capital Securities called for redemption will accumulate on the Redemption Price at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities law) the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Company defaults in payment of the Special Event Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, the Capital Securities and the Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Capital Securities and Common Securities; provided, however, that if any Debenture Event of Default shall have occurred and be continuing, no payments in respect of any Distribution on, or payments upon liquidation, redemption, repurchase or otherwise with respect to, the Common Securities, shall be made until the holders of the Capital Securities shall be paid in full in cash all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto or, in the case of Capital Securities called for redemption on a Redemption Date on or prior thereto, the full amount of the Redemption Price therefor, or in the case of a liquidation, the Liquidation Distribution shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full of all Distributions on, Redemption Price of, or Liquidation Distribution for the Capital Securities then due and payable.

  In the case of any Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

  The occurrence of a Debenture Event of Default (see "Description of New Junior Subordinated Debentures--Debenture Events of Default") constitutes an "Event of Default" under the Declaration.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Company, as Sponsor, unless such Event of Default shall have been cured or waived. The Company, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

  If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of New Junior Subordinated Debentures" and "--Subordination of Common Securities" above.

REMOVAL OF ISSUER TRUSTEES

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If an Event of Default under the Declaration has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor Issuer Trustee in accordance with the provisions of the Declaration.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation or Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such corporation or Person shall be otherwise qualified and eligible.

MERGERS, CONVERSIONS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE
TRUST

  The Trust may not merge or convert with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other

Person, except as described below. The Trust may, at the request of the Company, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, the Property Trustee or the Delaware Trustee, merge or convert with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed issued in place of the Capital Securities, or any such Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or quoted, if any, (iv) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge or convert with or into, or replace it if such consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for the United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

  Except as provided below and under "--Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust" above and "Description of New Guarantee--Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the New Capital Securities will have no voting rights.

  The Declaration may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act;

provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendment of the Declaration pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Company (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities and (ii) upon receipt by the Issuer Trustee of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution or other payment on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required to be made by the holders of a majority in aggregate principal amount of the Junior Subordinated Debentures then outstanding, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action. The Property Trustee shall in general notify each holder of Capital Securities of any notice of default actually known to the Property Trustee with respect to the Junior Subordinated Debentures.

  Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. An Administrative Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

  No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Declaration.

  Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company or any affiliate of the Company shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

  The New Capital Securities may be represented by one or more New Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below.

  DTC has advised the Trust and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchase of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

  Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Declaration for any purpose.

  Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Declaration. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Company. Neither the Trust nor the Company or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust or the Company and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Capital Securities for Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

  The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

  A Global Capital Security is exchangeable for New Capital Securities in registered certificated form if (i) DTC notifies the Trust that it is unwilling or unable to continue as clearing agency for the Global Capital Security or has ceased to be a clearing agency registered under the Exchange Act and the Company thereupon fails to appoint a successor clearing agency within 90 days, (ii) the Trust in its sole discretion elects to cause the issuance of definitive certificated Capital Securities or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Declaration. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated New Capital Securities upon request but only upon at least 20 days' prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated New Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures), unless the Property Trustee determines otherwise in compliance with applicable law.

PAYMENT AND PAYING AGENT

  Payments in respect of the New Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee. The Trust may appoint one or more additional paying agents chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees. In the event that the Property Trustee shall no longer be the Paying Agent, the Trust shall appoint a successor (which shall be acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

  The Property Trustee will act as registrar and transfer agent for the New Capital Securities. Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Administrative Trustees may require) in respect of any tax or other government charges which may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after an Event of Default, shall exercise such rights and powers vested in it by the Declaration and use the same degree of care and skill as a prudent person would exercise under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Capital Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Property Trustee also serves as trustee under the Guarantee and the Indenture. The Company and certain of its subsidiaries may, from time to time, conduct certain banking transactions with the Property Trustee in the ordinary course of their business.

GOVERNING LAW

  The Declaration and the Capital Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the certificate of incorporation of the Company, that each of the Company and the Administrative Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Capital Securities or vary the terms thereof.

  Holders of the Trust Securities have no preemptive or similar rights.

  The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

               DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES

  The Old Junior Subordinated Debentures were issued, and the New Junior Subordinated Debentures will be issued, as separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

  Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in Old Junior Subordinated Debentures issued by the Company. Pursuant to the Exchange Offer, the Company will exchange the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures promptly after the Expiration Date.

  The New Junior Subordinated Debentures will bear interest at the annual rate of 8.207% of the principal amount thereof, payable semi-annually in arrears on February 15 and August 15 of each year (each, an "Interest Payment Date"), commencing August 15, 1997, to the person in whose name each New Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the first day of the month in which the relevant payment date falls. It is anticipated that, until the liquidation, if any, of the Trust, each New Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which interest is payable on the New Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest in the amount thereof (to the extent permitted by law) at the rate per annum of 8.207% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined herein), as applicable.

  The New Junior Subordinated Debentures will mature on February 3, 2027 (the "Stated Maturity Date"). The New Junior Subordinated Debentures will rank pari passu with all Other Debentures and will be unsecured and subordinate and rank junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness of the Company. See "--Subordination" below. The Company is a non-operating holding company and all of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations. The ability of the Company's insurance subsidiaries to provide dividends to the Company and the Company's other holding Company subsidiaries is restricted by state insurance law and may require prior approval of state insurance regulators. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the New Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of New Junior Subordinated Debentures should look only to the assets of the Company for payments on the New Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness. See "--Subordination" below and "Risk Factors--Holding Company Structure; Structural Subordination and Leverage" above.

FORM, REGISTRATION AND TRANSFER

  If the New Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the New Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such New Junior Subordinated Debentures are expected to be substantially similar to those in effect for the New Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of New Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

PAYMENT AND PAYING AGENTS

  Payment of principal of and premium, if any, and any interest on New Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for New Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any New Junior Subordinated Debenture will be made to the Person in whose name such New Junior Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Company will at all times be required to maintain a Paying Agent in each place of payment for the New Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any New Junior Subordinated Debenture and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such New Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

  So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon accrued at the annual rate of 8.207%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and, if the Junior Subordinated Debentures have been distributed to holders of the Trust Securities, holders of Junior Subordinated Debentures (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount."

  During any such Extension Period, pursuant to the Indenture, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company,
(b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or pursuant to an acquisition in which fractional shares of the Company's capital stock would otherwise be issued, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any benefit plan for directors, officers, agents or employees of the Company or its subsidiaries or any of the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans).

  Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause the Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

SPECIAL EVENT PREPAYMENT

  If a Special Event (as defined herein) shall occur and be continuing, the Company may, at its option, prepay the Junior Subordinated Debentures in whole (but not in part) within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or
(ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount of such Junior Subordinated Debentures, together with scheduled payments of interest from the prepayment date to the Stated Maturity Date, in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of prepayment.

  A "Special Event" means a Tax Event or an Investment Company Event (each as defined herein), as the case may be.

  A "Tax Event" means that the Administrative Trustees shall have received an opinion of nationally recognized tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after January 29, 1997, there is more than an insubstantial risk that (i) the Trust is, or as a result of the issuance of the Exchange Securities would be or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures or any of the Exchange Securities, (ii) interest payable by the Company on the Junior Subordinated Debentures or any of the Exchange Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  An "Investment Company Event" means that the Administrative Trustees shall have received an opinion from counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes or would become effective on or after January 29, 1997.

  "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Stated Maturity Date (if no maturity is within three months before or after the Stated Maturity Date, yields for the two published maturities most closely corresponding to the Stated Maturity Date shall be interpolated and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the

Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date, in each case calculated on the third Business Day preceding the prepayment date, plus in each case (a) 1.02% if such prepayment date occurs on or prior to February 3, 1998 and (b) .50% in all other cases.

  "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Stated Maturity Date of the Junior Subordinated Debentures to be prepaid that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Stated Maturity Date of the Junior Subordinated Debentures. If no United States Treasury security has a maturity which is within a period from three months before to three months after the Stated Maturity Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

  "Quotation Agent" means the Reference Treasury Dealer appointed by the Company. "Reference Treasury Dealer" means: (i) Merrill Lynch Government Securities, Inc. and their respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Company.

  "Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

  "Additional Sums" means such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

  Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

  If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums.

CERTAIN COVENANTS OF THE COMPANY

  The Company covenants that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or pursuant to an acquisition in which fractional shares of the Company's capital stock would otherwise be issued,
(e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any benefit plan for directors, officers, agents or employees of the Company or its subsidiaries or any of the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans) if at such time (1) a Debenture Event of Default shall have occurred and be continuing, or would occur upon the taking of any action specified in clauses (i) through (iii) above, (2) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, (3) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (4) the Company shall have given notice of its election of an Extension Period or any extension thereof, as provided in the Indenture or an extension period with respect to any Other Debentures, and shall not have rescinded such notice, and such Extension Period, or any extension thereof, or extension period with respect to Other Debentures, shall be continuing.

  The Company will also covenant (i) to directly or indirectly maintain 100 percent ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, (ii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of the Trust, and (b) to otherwise continue not to be treated as an association taxable as a corporation or a partnership for United States federal income tax purposes and
(iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period or an extension period with respect to Other Debentures); or

    (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

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

    (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

    (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

  The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the nonpayment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

  The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default except a default in the payment of principal of or premium, if any, on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

  The Indenture requires the annual filing by the Company with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

  The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Junior Subordinated Debentures (except a Debenture Event of Default in payment of principal of, or of interest or premium on, the Junior Subordinated Debentures) if the Debenture Trustee considers it in the interest of the holders to do so.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

  Pursuant to the Declaration, if a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Company to pay interest or premium, if any, on or principal of the Junior Subordinated Debentures on the due date, a holder of Capital Securities may institute a Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or premium, if any, or interest on the Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action.

  The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures. See "Description of Capital Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that the Company shall not consolidate with or merge with or into any other Person or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person, unless; (i) the person formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition is a corporation, trust or partnership organized under the laws of the United States or any State or the District of Columbia, and such successor expressly assumes the Company's obligations on the Junior Subordinated Debentures; (ii) immediately before and immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met. This provision shall only apply to a merger or consolidation in which the Company is not the surviving corporation and to conveyances, leases and transfers by the Company as transferor or lessor of all or substantially all of the properties and assets of the Company to any Person.

  Upon any consolidation by the Company with or merger by the Company into any other corporation or any sale, assignment, conveyance, transfer, disposition or lease of all or substantially all of the properties and assets of the Company as an entirety to any Person in accordance with the conditions listed in the immediately preceding paragraph, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and in the event of any such conveyance or transfer, the Company, except in the case of a lease, shall be discharged of all obligations and covenants under the Indenture and the Junior Subordinated Debentures and may be dissolved and liquidated.

  The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

  Additionally, state insurance holding company statutes applicable to the Company due to its insurance company subsidiaries generally provide that no person may acquire control of the Company, and thus indirect control of its insurance subsidiaries, without prior approval of the appropriate insurance regulators. Generally, any person who acquires beneficial ownership of 10% or more of the outstanding shares of the Company's Common Stock would be presumed to have acquired such control, unless the appropriate insurance regulators upon application determine otherwise.

MODIFICATION OF THE INDENTURE

  From time to time the Company and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures). The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of a majority in principal amount of the Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity Date or reduce the principal amount of the Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures the holders of which are required to consent to any such modification of the Indenture.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or upon redemption within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

  In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, or similar proceedings, the holders of Senior Indebtedness will first be entitled to receive payment in full in cash or other satisfactory consideration of all amounts due or to become due on or in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

  In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full in cash or other satisfactory consideration of all such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

  No payments on account of principal or premium, if any, or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or in the event the acceleration of the maturity thereof has been or would be permitted with notice or the passage of time, or if any judicial proceeding shall be pending with respect to any such default until all amounts due or to become due on the Senior Indebtedness are paid in full in cash or other satisfactory consideration.

  "Indebtedness" shall mean (i) any obligation of, or any obligation guaranteed by, the Company for which the Company is responsible or liable as obligor or otherwise including principal, premium, and interest (whether accruing before or after filing of any petition in bankruptcy or any similar proceedings by or against the Company and whether or not allowed as a claim in bankruptcy or similar proceedings) for (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, bonds, debentures, notes or other similar written instruments (C) any deferred obligation for the payment of the purchase price or conditional sale obligation of property or assets acquired other than in the ordinary course of business, (D) all obligations of the Company for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (E) all obligations of the Company under "keep-well" agreements required by insurance regulators or (F) any obligation referred to in (A) through (E) above of other persons secured by any lien on any property or asset of the Company and (ii) all indebtedness of the Company for obligations of the Company to make payment in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts (including future or options contracts) swap agreements, cap agreements, repurchase and reverse repurchase agreements and similar arrangements, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred.

  "Indebtedness Ranking on a Parity with the Junior Subordinated Debentures" shall mean Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Company. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures.

  "Indebtedness Ranking Junior to the Junior Subordinated Debentures" shall mean any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Company. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures.

  "Senior Indebtedness" shall mean all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extension of such Senior Indebtedness.

  The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued or entered into by the Company. As of March 31, 1997, Senior Indebtedness of the Company aggregated approximately $199.5 million. In addition, because the Company is a holding company, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of the Company's subsidiaries. See "Risk Factors--Holding Company Structure; Structural Subordination and Leverage."

GOVERNING LAW

  The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                         DESCRIPTION OF NEW GUARANTEE

  The Old Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. Promptly after the Expiration Date, the Old Guarantee will be exchanged by the Company for the New Guarantee for the benefit of the holders from time to time of the New Capital Securities. The Guarantee Agreement has been qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the New Guarantee for the benefit of the holders of the New Capital Securities.

GENERAL

  The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the New Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the New Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the New Guarantee: (i) any accumulated and unpaid Distributions required to be paid on New Capital Securities, to the extent the Trust has funds on hand legally available therefor, (ii) the Redemption Price with respect to any New Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor, or (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the New Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the Liquidation Distribution, to the extent that the Trust has funds on hand legally available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of New Capital Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the New Capital Securities or by causing the Trust to pay such amounts to such holders.

  The New Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of New Guarantee" below. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the New Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. See "Description of New Junior Subordinated Debentures--General." The New Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise.

  The Company will, through the New Guarantee, the Declaration, the New Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the New Capital Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee."

STATUS OF NEW GUARANTEE

  The New Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the New Junior Subordinated Debentures.

  The New Guarantee will rank pari passu with the Old Guarantee and with all Other Guarantees (if any) issued by the Company after the Issue Date with respect to capital securities (if any) issued by Other Trusts. The New Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the New Guarantee without first instituting a legal proceeding against any other person or entity). The New Guarantee will not be discharged except (i) by payment of the Guarantee Payments in full to the extent not paid by the Trust or (ii) upon distribution to the holders of the New Capital Securities of the New Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

EVENTS OF DEFAULT

  An event of default under the New Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. Subject to certain limited exceptions, the holders of a majority in liquidation amount of the New Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the New Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the New Guarantee.

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

  If the Guarantee Trustee fails to enforce the Guarantee, any holder of New Capital Securities may institute a legal proceeding directly against the Company to enforce the Trustee's rights and the obligations of the Company under the New Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

  The Company, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the New Guarantee.

CERTAIN COVENANTS OF THE COMPANY

  In the New Guarantee, the Company will covenant that, so long as any New Capital Securities remain outstanding, if (a)(i) a Debenture Event of Default shall have occurred and be continuing or (ii) there shall have occurred any event of which the Company has actual knowledge that (A) is, or with the giving of notice or the lapse of time, or both, would be, an Event of Default and (B) in respect of which the Company shall not have taken reasonable steps to cure, or (b) the Company shall have elected to exercise its right to extend the interest payment period under the Indenture and such extension shall be continuing, then the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or pursuant to an acquisition in which fractional shares of the Company's capital stock would otherwise be issued, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for directors, officers, agents or employees of the Company or its subsidiaries or any of the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans).

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes that do not materially adversely affect the rights of holders of the New Capital Securities (in which case no consent will be required), the New Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding New Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of New Capital Securities--Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the New Capital Securities then outstanding.

TERMINATION

  The New Guarantee will terminate upon full payment of the applicable Redemption Price of the Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of the New Junior Subordinated Debentures to the holders of the New Capital Securities. Notwithstanding the foregoing, the New Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of New Capital Securities issued by the Trust must restore payment of any sums paid under such New Capital Securities or the New Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, prior to the occurrence of a default and after the curing or waiving of all defaults that may have occurred with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the New Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the New Guarantee at the request of any holder of New Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

  The Company and certain of its subsidiaries may, from time to time, conduct certain banking transactions with the Guarantee Trustee in the ordinary course of business.

GOVERNING LAW

  The Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

                         DESCRIPTION OF OLD SECURITIES

  The terms of the Old Securities are identical in all material respects to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, and thus are subject to certain transfer restrictions and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the New Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to Old Capital Securities, (iii) the New Capital Securities will not provide for any increase in the Distribution rate thereon, (iv) the New Junior Subordinated Debentures will not contain the $100,000 minimum principal amount transfer restriction and (v) the New Junior Subordinated Debentures will not provide for any increase in the liquidated damages thereon. The Old Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been declared effective by August 2, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective by August 2, 1997, then liquidated damages will accumulate (in addition to the stated interest rate on the Old Junior Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Old Junior Subordinated Debentures and Distributions will accrue (in addition to the stated Distribution rate on the Old Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Old Capital Securities, for the period from the occurrence of such event until such time as such required Exchange Offer is consummated or any required Shelf Registration Statement is effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors--Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of New Securities."

              RELATIONSHIP AMONG THE NEW CAPITAL SECURITIES, THE
           NEW JUNIOR SUBORDINATED DEBENTURES AND THE NEW GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the New Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Company as and to the extent set forth under "Description of the New Guarantee." Taken together, the Company's obligations under the New Junior Subordinated Debentures, the Indenture, the Declaration and the New Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the New Capital Securities. If and to the extent that the Company does not make the required payments on the New Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the New Capital Securities. The New Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of New Capital Securities is to institute a Direct Action. The obligations of the Company under the Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on the New Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the New Capital Securities, primarily because: (i) the aggregate principal amount or Special Event Prepayment Price of the New Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the New Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the New Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT OF RIGHTS OF HOLDERS OF CAPITAL SECURITIES

  If the Guarantee Trustee fails to enforce the Guarantee, a holder of any New Capital Security may institute a legal proceeding against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

  A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the New Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on New Junior Subordinated Debentures would constitute an Event of Default under the Declaration.

LIMITED PURPOSE OF THE TRUST

  The New Capital Securities will represent preferred beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those activities necessary, advisable or incidental thereto.

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

RIGHTS UPON TERMINATION

  Unless the New Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of New Capital Securities--Liquidation of the Trust and Distribution of New Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the New Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Company receive payments or distributions. Since the Company will be the guarantor under the Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of New Capital Securities and a holder of New Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

  In the opinion of Latham & Watkins, special counsel to the Company and the Trust ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets by a holder. This summary only addresses the tax consequences to a holder that acquired the Old Capital Securities upon initial issuance at their original offering price. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security," "hedge," "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The opinion of Tax Counsel is based on current law, certain assumptions set forth therein, certain representations from the Company and certain other information, data, documentation and materials Tax Counsel deems necessary. An opinion of counsel is not binding on the Internal Revenue Service (the "IRS") and, therefore, no assurance can be given that such an opinion will not be challenged by the IRS or would be sustained by a court if challenged.

EXCHANGE OF CAPITAL SECURITIES

  The exchange of Old Capital Securities for New Capital Securities will not be a taxable event to holders for United States federal income tax purposes. The exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer will not be treated as an "exchange" for United States federal income tax purposes because the New Capital Securities should not be considered to differ materially in kind or extent from the Old Capital Securities and because the exchange will occur by operation of the terms of the Old Capital Securities. If, however, the exchange of the Old Capital Securities for the New Capital Securities were treated as an exchange for United States federal income tax purposes, such exchange would constitute a recapitalization for federal income tax purposes. Accordingly, the New Capital Securities will have the same adjusted tax basis and holding period in the New Capital Securities as the holder had in the Old Capital Securities immediately before the exchange.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

  In connection with the issuance of the Old Junior Subordinated Debentures, Tax Counsel has rendered its opinion generally to the effect that under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Old Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

CLASSIFICATION OF THE TRUST

  In connection with the issuance of the Old Capital Securities, Tax Counsel rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Company believes that the likelihood of its exercising its option to defer payments of interest is "remote" since, among other things, exercising that option would prevent the Company from declaring dividends on any class of its equity securities. Accordingly, the Company intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

  Under the Regulations, if the Company were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. The amount of OID that accrues in any month will approximately equal the amount of interest that accrues in that month at the stated interest rate. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Company would not make actual cash payments during an Extension Period.

  The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

  Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE
TRUST

  The Company will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinate Debentures may constitute a taxable event to holders of Capital Securities.

  Under certain circumstances described herein (see "Description of New Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities" below.

SALES OF CAPITAL SECURITIES

  A holder that sells Capital Securities (including a redemption of Capital Securities either on the Stated Maturity Date or upon the occurrence of a Special Event) will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (for these purposes, the amount realized on the sale of a Capital Security does not include any amount attributable to accrued interest, which will be taxable on such unless previously taken into account). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (other than stated interest that constitutes ordinary income at the time it is paid or accrued) received on the Capital Securities. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

  For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is treated as a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or a foreign trust under United States federal income tax rules.

  Under present United States federal income tax law: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, within the meaning of the Code, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and
(ii) a United States Alien Holder of a Capital Security generally will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

PROPOSED TAX LEGISLATION

  On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. However, no similar provision was contained in Chairman Archer's Mark submitted to the Committee on Ways and Means on June 9, 1997. Even if the proposed legislation were enacted in its current form, it is not expected to apply to the Junior Subordinated Debentures since the proposed effective date for this provision is the date of first committee action. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event. The occurrence of a Tax Event may result in the redemption of the Junior Subordinated Debentures for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. The occurrence of a Tax Event may result in the redemption of the Junior Subordinated Debentures for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. See "Description of New Capital Securities--Redemption" and "Description of New Junior Subordinated Debentures--Special Event Prepayment."

INFORMATION REPORTING TO HOLDERS

  Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

  Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

  THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

  The Company, the obligor with respect to the New Junior Subordinated Debentures held by the Trust, and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. The purchase and/or holding of New Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the
Code) and with respect to which the Company, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such New Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance companies pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exception for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of New Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. Therefore, a Plan fiduciary should consider whether the acquisition of Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager (within the meaning of section 3(38) of ERISA) to which such a delegation of authority generally would be permissible under ERISA. Further, prior to an Event of Default with respect to the New Junior Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

  Under the U.S. Department of Labor regulations defining "plan assets" for ERISA purposes (the "Plan Assets Regulations"), the assets of the Trust will be considered plan assets of Plans owning New Capital Securities unless the aggregate investment in New Capital Securities by "benefit plan investors" is not deemed "significant" or the New Capital Securities qualify as "publicly offered securities" as defined in such Regulations. For this purpose, equity participation by benefit plan investors will not be considered "significant" on any date only if, immediately after the most recent acquisition of Capital Securities, the aggregate interest in the New Capital Securities held by benefit plan investors will be less than 25% of the value of the New Capital Securities. Although it is possible that the equity participation by benefit plan investors in New Capital Securities on any date will not be "significant" for purposes of the Plan Assets Regulations, such result cannot be assured.

  The New Capital Securities may qualify as "publicly offered securities" under the Plan Assets Regulations if at the time of the Exchange Offer they are also "widely held" and "freely transferable." Under the Regulations, a class of securities is "widely held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. Although it is possible that at the time of the Exchange Offer the New Capital Securities will be "widely held," such result cannot be assured. Whether a security is "freely transferable" for purposes of the Regulations is a factual question to be determined on the basis of all relevant facts and circumstances. If at the time of the Exchange Offer the New Capital Securities qualify as "publicly offered securities," the assets of the Trust should not be "plan assets" with respect to Plans acquiring New Capital Securities. If at the time of the Exchange Offer the New Capital Securities do not qualify as "publicly offered securities," the "plan asset" considerations discussed in the preceding paragraphs could be applicable in connection with the investment by Plans in the New Capital Securities.

  Any purchaser proposing to acquire Capital Securities with assets of any Plan should consult with its ERISA counsel.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Act." See "The Exchange Offer--Resales of New Capital Securities."

  Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities.

  Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the New Capital Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, P.A., special Delaware counsel to the Company. The validity of the New Junior Subordinated Debentures, the New Guarantee and certain matters relating thereto will be passed upon on behalf of the Company by Ropes & Gray. Certain United States federal income taxation matters will be passed upon for the Company and the Trust by Latham & Watkins. Ropes & Gray will rely on Richards, Layton & Finger, P.A. as to matters of Delaware law.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated in this Prospectus by reference to its Annual Report on Form 10-K/A for the year ended December 31, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  AFC is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Certificate of Incorporation and By-Laws of AFC contain provisions eliminating the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

  Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Certificate of Incorporation of AFC provides for indemnification of each of the Company's directors, officers and employees to the full extent permitted by the DGCL.

  The Registrant and its subsidiaries and affiliates maintain various directors' and officers' insurance policies.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 EXHIBIT
 NUMBER                               DESCRIPTION
 -------                              -----------
  4.1    Indenture of Allmerica Financial Corporation relating to the Junior
         Subordinated Debentures.*
  4.2    Form of Certificate of New Junior Subordinated Debenture.**
  4.3    Certificate of Trust of AFC Capital Trust I.**
  4.4    Declaration of Trust of AFC Capital Trust I.**
  4.5    Amended and Restated Declaration of Trust for AFC Capital Trust I.*
  4.6    Form of New Capital Security Certificate for AFC Capital Trust I.**
  4.7    Form of New Guarantee of Allmerica Financial Corporation relating to the New Capital Securities.**
  4.8    Registration Rights Agreement.*
  5.1    Opinion of Ropes & Gray as to legality of the New Junior Subordinated
         Debentures and the New Guarantee to be issued by Allmerica Financial
         Corporation.**
  5.2    Opinion of Richards, Layton and Finger, P.A., special Delaware counsel, as to legality of the New Capital Securities to be issued by
         AFC Capital Trust I.**
  8      Opinion of Latham & Watkins, special tax counsel, as to certain federal income tax matters.**
 23.1    Consent of Price Waterhouse LLP.
 23.2    Consent of Ropes & Gray (included in Exhibit 5.1).
 23.3    Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).
 23.4    Consent of Latham & Watkins (included in Exhibit 8).
 24      Powers of Attorney of certain officers and directors of Allmerica
         Financial Corporation (included on the signature page of this
         Registration Statement).
 25.1    Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act
         as trustee under the Indenture.**
 25.2    Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act
         as trustee under the Amended and Restated Declaration of Trust of AFC
         Capital Trust I.**
 25.3    Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act
         as Trustee under the New Guarantee for the benefit of the holders of
         New Capital Securities of AFC Capital Trust I.**
 99.1    Form of Letter of Transmittal.
 99.2    Form of Notice of Guaranteed Delivery.**
 99.3    Form of Exchange Agent Agreement.**

--------
 * Incorporated by reference to Exhibits 3, 2 and 6, respectively, of the Company's Current Report on Form 8-K filed with the Commission on February 5, 1997.

** Previously filed as part of this Registration Statement.

ITEM 22. UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (6) That, every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415 thereunder, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WORCESTER, COMMONWEALTH OF MASSACHUSETTS, ON THE 27TH DAY OF JUNE, 1997

                                          Allmerica Financial Corporation

                                                          *
                                          By __________________________________
                                               NAME: JOHN F. O'BRIEN
                                               TITLE: CHIEF EXECUTIVE OFFICER,
                                               PRESIDENT AND DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JUNE 27, 1997.

              SIGNATURE                        TITLE

                                       Chief Executive Officer, President
               *                        and Director (Principal Executive
-------------------------------------   Officer)
           JOHN F. O'BRIEN

                                       Chief Financial Officer (Principal
    /s/ Edward J. Parry III             Financial and Accounting Officer)
-------------------------------------
         EDWARD J. PARRY III

                                       Director
               *
-------------------------------------
         MICHAEL P. ANGELINI

                                       Director
               *
-------------------------------------
          DAVID A. BARRETT

                                       Director
               *
-------------------------------------
          GAIL L. HARRISON

                                       Director
               *
-------------------------------------
         ROBERT P. HENDERSON

                                       Director
               *
-------------------------------------
         J. TERRENCE MURRAY

                                       Director
               *
-------------------------------------
          ROBERT J. MURRAY

              SIGNATURE                         TITLE

                                        Director
               *
-------------------------------------
           JOHN L. SPRAGUE

                                        Director
               *
-------------------------------------
         ROBERT G. STACHLER

                                        Director
               *
-------------------------------------
          HERBERT M. VARNUM

                                        Director
               *
-------------------------------------
           RICHARD M. WALL

   * /s/ Edward J. Parry III
-------------------------------------

      EDWARD J. PARRY III

        ATTORNEY-IN-FACT

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, Commonwealth of Massachusetts, on the 27th day of June, 1997.

                                          AFC CAPITAL TRUST I

                                          By  /s/ John P. Kavanaugh
                                            -----------------------------------
                                             John P. Kavanaugh, as
                                             Administrative Trustee

                                          By  /s/ John F. Kelly
                                            -----------------------------------
                                             John F. Kelly, as Administrative
                                             Trustee

                                          By  /s/ Edward J. Parry III
                                            -----------------------------------
                                             Edward J. Parry III, as
                                             Administrative Trustee

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                            DESCRIPTION                             PAGE
 -------                           -----------                             ----
   4.1   Indenture of Allmerica Financial Corporation relating to the
          Junior Subordinated Debentures.*
   4.2   Form of Certificate of New Junior Subordinated Debenture.**
   4.3   Certificate of Trust of AFC Capital Trust I.**
   4.4   Declaration of Trust of AFC Capital Trust I.**
   4.5   Amended and Restated Declaration of Trust for AFC Capital Trust
          I.*
   4.6   Form of New Capital Security Certificate for AFC Capital Trust
          I.**
   4.7   Form of New Guarantee of Allmerica Financial Corporation
          relating to the New Capital Securities.**
   4.8   Registration Rights Agreement.*
   5.1   Opinion of Ropes & Gray as to legality of the New Junior
          Subordinated Debentures and the New Guarantee to be issued by
          Allmerica Financial Corporation.**
   5.2   Opinion of Richards, Layton and Finger, P.A., special Delaware counsel, as to legality of the New Capital Securities to be issued by AFC Capital Trust I.**
   8     Opinion of Latham & Watkins, special tax counsel, as to certain federal income tax matters.**
  23.1   Consent of Price Waterhouse LLP.
  23.2   Consent of Ropes & Gray (included in Exhibit 5.1).
  23.3   Consent of Richards, Layton & Finger, P.A. (included in Exhibit
          5.2).
  23.4   Consent of Latham & Watkins (included in Exhibit 8).
  24     Powers of Attorney of certain officers and directors of
          Allmerica Financial Corporation (included on the signature page of this Registration Statement).
  25.1   Form T-1 Statement of Eligibility of The Chase Manhattan Bank
          to act as trustee under the Indenture.**
  25.2   Form T-1 Statement of Eligibility of The Chase Manhattan Bank
          to act as trustee under the Amended and Restated Declaration of Trust of AFC Capital Trust I.**
  25.3   Form T-1 Statement of Eligibility of The Chase Manhattan Bank
          to act as Trustee under the New Guarantee for the benefit of the holders of New Capital Securities of AFC Capital
          Trust I.**
  99.1   Form of Letter of Transmittal.
  99.2   Form of Notice of Guaranteed Delivery.**
  99.3   Form of Exchange Agent Agreement.**

--------
 * Incorporated by reference to Exhibits 3, 2 and 6, respectively, of the Company's Current Report on Form 8-K filed with the Commission on February 5, 1997.

** Previously filed as part of this Registration Statement.